United States

Securities & Exchange Commission

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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Warrior Met Coal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2018

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held at 9:00 a.m. (Eastern Time), on Tuesday, April 24, 2018 at the offices of Akin Gump Strauss Hauer & Feld LLP located at One Bryant Park, Bank of America Tower, New York, New York 10036-6745. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on April 24, 2018 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. For those of you who are able to join us in New York, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders, hear our 2018 state of the Company report and, importantly, vote your shares. If you are unable to join us in person, I urge you to vote as soon as possible.

Thank you for your continued support of Warrior Met Coal, Inc.

Sincerely,

Stephen D. Williams Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

WARRIOR MET COAL, INC.

Date:

Tuesday, April 24, 2018

Time:

9:00 a.m. (Eastern Time)

Place:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park, Bank of America Tower

New York, New York 10036-6745

Business of the Annual Meeting of Stockholders

Directions to attend the annual meeting can be found at www.edocumentview.com/HCC. The annual meeting is being held for the following purposes:

(1)	To elect nine director nominees to the Board of Directors;

(2)	To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (the “NEOs”);

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

(4)	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the nine director nominees; for EVERY YEAR as the preferred frequency of future advisory votes on the compensation of the Company’s NEOs; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Only stockholders who owned shares of our common stock at the close of business on March 1, 2018 are entitled to notice of and to vote at this annual meeting or any adjournments or postponements that may take place.

Whether or not you plan to attend the annual meeting, we urge you to review these materials carefully, which are available at www.edocumentview.com/HCC, and to vote by one of the following means.

•	By Internet: Please follow the instructions on your Notice of Internet Availability of Proxy Materials or the proxy card. You will need the control number included on your Notice or proxy card to vote electronically.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-800-652-VOTE (8683) and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

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•	By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 23, 2018 in order to be counted for the annual meeting.

By Order of the Board of Directors

Kelli K. Gant Chief Administrative Officer and Secretary

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about March 12, 2018.

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PROXY STATEMENT FOR THE Annual Meeting of Stockholders

TO BE HELD TUESDAY, APRIL 24, 2018

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Warrior Met Coal, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Tuesday, April 24, 2018 at 9:00 a.m., Eastern Time, at the offices of Akin Gump Strauss Hauer & Feld LLP located at One Bryant Park, Bank of America Tower, New York, New York 10036-6745.

In this Proxy Statement, unless otherwise stated or indicated by context, the terms “Warrior Met Coal, Inc.,” the “Company,” “we,” “our” and “us” refer to Warrior Met Coal, Inc. and its subsidiaries after our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017 and to Warrior Met Coal, LLC and its subsidiaries prior to such date.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.

On or about March 12, 2018, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote at the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on April 24, 2018

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2017 Annual Report to Stockholders are available free of charge to view, print and download at www.edocumentview.com/HCC.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.warriormetcoal.com (under the “SEC Filings” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

We will hold the Annual Meeting on Tuesday, April 24, 2018 at 9:00 a.m., Eastern Time, at the offices of Akin Gump Strauss Hauer & Feld LLP located at One Bryant Park, Bank of America Tower, New York, New York 10036-6745.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on March 1, 2018 (the “Record Date”). Each share of Common Stock is entitled to one vote on each proposal presented at the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were 53,284,470 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.

If you are a stockholder of the Company, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder.

What will I be voting on?

You will be voting on:

•	the election of nine director nominees;

•	the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our NEOs; and

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

Why should I vote?

Your vote is very important regardless of the number of shares you hold. The Board of Directors strongly encourages you to exercise your right to vote as a stockholder of the Company.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the nine director nominees set forth in this Proxy Statement;

•	for EVERY YEAR as the preferred frequency of future advisory votes on the compensation of our NEOs; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting of Stockholders is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Stephen D. Williams and Kelli K. Gant, or to vote in person at the Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How do I vote?”

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Beneficial Owner: If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker or nominee on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How do I vote?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How do I vote?

You can vote your shares:

•	via the Internet by following the instructions on the Notice or the proxy card;

•	by telephone at 1-800-652-VOTE (8683) by following the instructions on the Notice or the proxy card;

•	by mail by completing, signing and returning the proxy card; or

•	in person at the Annual Meeting.

Please read the instructions on the Notice, the proxy card or the information sent by your broker, bank or nominee. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and must be received at or prior to the Annual Meeting. Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed Notice or proxy card. Please vote promptly.

What do I do if my shares are held by a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What is the quorum requirement?

The quorum requirement for holding the Annual Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to be voted at such meeting. Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum.

What is a “broker non-vote” and how does it affect voting on each item?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of the directors listed in this Proxy Statement) or Proposal 2 (choice of frequency of future advisory votes on the compensation of our NEOs). Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for Proposals 1 or 2.

Your broker will have the discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018), so broker non-votes are not expected to result from this proposal.

What level of stockholder vote is needed to elect directors?

Each share of our Common Stock is entitled to one vote with respect to the election of directors.

Under our plurality voting standard, directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the matter. A plurality of votes cast means that the nine director nominees who receive the greatest number of votes cast “for” their election will be elected as directors.

Under a plurality voting standard, abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.

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What level of stockholder vote is needed to approve the frequency of future advisory votes on the compensation of our NEOs?

Each share of our Common Stock is entitled to one vote with respect to the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our NEOs. The frequency of the advisory vote receiving the greatest number of votes (EVERY ONE, TWO or THREE YEARS) will be considered the frequency recommended by the stockholders.

Abstentions and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. The outcome of this proposal is advisory in nature and is non-binding.

What level of stockholder vote is needed to ratify the appointment of our independent registered public accounting firm?

Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. The ratification requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Abstentions from voting will have the same effect as a vote against this proposal. Your broker, as a nominee for you as the beneficial owner, may exercise discretion to vote on this proposal without instruction from you, so broker non-votes are not expected to result from this proposal. The outcome of this proposal is advisory in nature and is non-binding.

Can I change my vote?

At any time before the Annual Meeting you may change your vote and revoke your proxy:

If you are a record holder, by:

•	voting at a later time by telephone or the Internet before the closing of the voting facilities at 11:59 p.m, Eastern Time, on April 23, 2018;

•	delivering a properly signed proxy card with a later date that is received on or before April 23, 2018;

•	delivering written notice to our Corporate Secretary, provided such notice is received on or before April 23, 2018:

Kelli K. Gant

Warrior Met Coal, Inc.

16243 Highway 216

Brookwood, Alabama 35444; or

•	giving notice of revocation to the Inspector of Election at the Annual Meeting.

If you hold through a broker, bank or other nominee, by:

•	submitting voting instructions by contacting your bank, broker or other nominee; or

•	otherwise complying with the instructions provided by your bank, broker or other nominee.

Attendance at the Annual Meeting itself will not revoke a proxy.

Only the latest validly executed proxy that you submit will be counted.

Who will count the votes?

Computershare, Inc., the Company’s transfer agent, will act as tabulator of the votes and a representative of Computershare will act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.

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What happens if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting and you are a stockholder of record and have submitted a completed proxy card or voting instruction form, the persons named in such proxy card or voting instruction form will vote your shares according to their best judgment.

What do I need to do if I plan to attend the Annual Meeting in person?

If you plan to attend the Annual Meeting, you must provide proof of your ownership of our Common Stock (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver’s license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting, you will have to provide evidence that you owned shares of our Common Stock as of the Record Date. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned shares of our Common Stock as of the Record Date.

Failure to provide adequate proof that you are a stockholder may prevent you from being admitted to the Annual Meeting.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out of pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four business days after the final results are known.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one Notice or, where applicable, one set of the proxy materials, to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 554-6150 or by writing to us at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

If I share an address with other stockholders of the Company, how can we get only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (205) 554-6150 or by writing to us at: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

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ITEMS OF BUSINESS REQUIRING YOUR VOTE

Proposal 1—Election of Directors

Our Board of Directors

Our Certificate of Incorporation provides that the authorized number of directors will be not less than seven nor more than ten, and the exact number of directors will be fixed from time to time exclusively by our Board of Directors pursuant to a resolution adopted by a majority of the whole Board. We currently have nine directors. Our Certificate of Incorporation and Bylaws provide that our Board consists of a single class of directors and that the term of office of the directors is one year from the time of their election until the next annual meeting of stockholders and until their successors are duly elected and qualified. In addition, our Certificate of Incorporation and Bylaws provide that, in general, vacancies on our Board may be filled by a majority of directors in office, even if less than a quorum.

The Board of Directors has nominated the nine individuals named in this proposal for election as directors to serve on our Board. Each nominee is currently a member of the Board. Directors elected at the Annual Meeting will be elected to hold office until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and the laws and stock exchange rules that govern its affairs. We have no minimum qualifications for director candidates. In general, however, our Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors and in light of the following criteria:

•	breadth of knowledge regarding our business or industry;

•	high-level managerial experience in large organizations;

•	specific skills, experience or expertise related to an area of importance to us, such as energy production, consumption, distribution or transportation, government, policy, finance or law;

•	whether the candidate would be considered independent;

•	moral character and integrity;

•	commitment to our stockholders’ interests;

•	ability to provide insights and practical wisdom based on experience and expertise;

•	ability to read and understand financial statements; and

•	ability to devote the time necessary to carry out the duties of a director, including attendance at meetings and consultation on company matters.

Our Board of Directors has no specific requirements regarding diversity but believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees’ individual biographies set forth on pages 7 to 10 of this Proxy Statement. Our Nominating and Corporate Governance Committee and Board also considered a number of competencies that they believe each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the businesses, institutions or professions each serves, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company’s business and industry, and a commitment of service to the Company and the Board. In evaluating the suitability of the director nominees for re-election, our Nominating and Corporate Governance Committee also considered the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board and its committees, as applicable.

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Our Board is composed of active and former executives of major corporations, and individuals with experience in international business, energy and natural resources, operations, finance and investment banking. As such, the members of our Board have a deep working knowledge of matters common to large companies publicly traded in the United States, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters applicable to a Delaware corporation listed on the NYSE. In addition, a number of our directors also serve or have previously served on the boards of directors of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

Corporate History and Structure

Walter Energy Restructuring

On July 15, 2015, Walter Energy, Inc., a Delaware corporation (“Walter Energy”), and certain of its wholly-owned subsidiaries (the “Walter Energy Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the Northern District of Alabama, Southern Division. Certain mining assets of the Walter Energy Debtors were acquired by Warrior Met Coal, LLC, which was formed on September 3, 2015 by certain lenders and noteholders in order to purchase such assets (the “Asset Acquisition”). The Asset Acquisition was accomplished pursuant to Section 363 of the Bankruptcy Code and a sale order approved by the Bankruptcy Court on January 8, 2016. The Asset Acquisition closed on March 31, 2016.

Upon the closing of the Asset Acquisition and in exchange for a portion of the outstanding first lien obligations of the Walter Energy Debtors, certain lenders and noteholders were entitled to receive, on a pro rata basis, a distribution of Class A Units in Warrior Met Coal, LLC. In connection with the Asset Acquisition, we conducted rights offerings to certain lenders, noteholders and qualified unsecured creditors to purchase newly issued Class B Units of Warrior Met Coal, LLC, which diluted the Class A Units on a pro rata basis (the “Rights Offerings”).

The transactions described above are collectively referred to as the “Walter Energy Restructuring.”

IPO and Corporate Structure

On April 12, 2017, we completed a corporate conversion pursuant to which Warrior Met Coal, LLC was converted into a Delaware corporation and renamed Warrior Met Coal, Inc. As part of the corporate conversion, holders of Class A, Class B Units (which included the Class B Units which had converted into Class A Units) and Class C Units (which consisted of awards previously granted under our 2016 Equity Plan, as defined below) of Warrior Met Coal, LLC received shares of our common stock for each unit held immediately prior to the corporate conversion using an approximate 13.9459-to-one conversion ratio. In connection with this corporate conversion, the Company filed a Certificate of Incorporation. Pursuant to such Certificate of Incorporation, Warrior Met Coal, Inc. is authorized to issue up to 140,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

Upon such conversion, the members of the board of managers of Warrior Met Coal, LLC became the members of the Board of Directors of Warrior Met Coal, Inc. and the officers of Warrior Met Coal, LLC became the officers of Warrior Met Coal, Inc. Warrior Met Coal, Inc. continues to hold all of the assets of Warrior Met Coal, LLC and assumed all of the debts and obligations of Warrior Met Coal, LLC.

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On April 19, 2017, we completed our initial public offering (the “IPO”) of 16,666,667 shares of common stock at a price to the public of $19.00 per share. All of the shares were offered and sold by selling stockholders. Following completion of the IPO, investment funds managed, advised or sub-advised by Apollo Global Management LLC (“Apollo”) or its affiliates (such funds, the “Apollo Funds”) owned approximately 18.9% of our outstanding shares of common stock; investment funds managed, advised or sub-advised by GSO Capital Partners LP (“GSO”) or its affiliates (such funds, the “GSO Funds”) owned approximately 12.2% of our outstanding shares of common stock; investment funds managed, advised or sub-advised by KKR Credit Advisors (US) LLC (“KKR”) or its affiliates (such funds, the “KKR Funds”) owned approximately 7.6% of our outstanding shares of common stock; and investment funds managed, advised or sub-advised by Franklin Mutual Advisers, LLC (“Franklin Mutual”) or its affiliates (such funds, the “Franklin Funds” and, together with the Apollo Funds, the GSO Funds and the KKR Funds, the “Principal Stockholders”) owned approximately 8.7% of our outstanding shares of common stock.

Prior to the corporate conversion, pursuant to the Warrior Met Coal, LLC Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), the Principal Stockholders were granted certain rights with respect to the designation of managers to serve on the board of managers of Warrior Met Coal, LLC. The board of managers was comprised of seven managers, (i) two of whom were designated by the Apollo Funds (Messrs. Michelini and Turner), (ii) one of whom was designated by each of the GSO Funds (Mr. Addeo), the KKR Funds (Mr. MacDougald) and the Franklin Funds (Mr. Luh), (iii) one of whom was our Chief Executive Officer (Mr. Scheller) and (iv) one of whom was our Chairman (Mr. Williams). On April 6, 2017, the Company amended the LLC Agreement to provide for the number of natural persons on the board of managers to be increased from time to time as determined by unanimous vote of the board of managers and the board of managers unanimously appointed Alan H. Schumacher to the board of managers. J. Brett Harvey was unanimously elected to the Board on April 13, 2017. In connection with the corporate conversion, the LLC Agreement was terminated and the Principal Stockholders no longer have the nominating rights described above.

Information about the Nominees for Election

Set forth below are the biographies of each of the director nominees, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. The stock ownership with respect to each director nominee is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 64.

Walter J. Scheller, III, age 57, was appointed as our Chief Executive Officer and as one of our directors in connection with the Asset Acquisition. Mr. Scheller was the Chief Executive Officer of Walter Energy from September 2011 to March 2016, and served as President and Chief Operating Officer of Walter Energy’s primary subsidiary, Jim Walter Resources, Inc., from June 2010 to September 2011. Mr. Scheller served on the board of directors of Walter Energy from September 2011 to March 2016 (formerly NYSE listed under “WLT”). On July 15, 2015, the Walter Energy Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. Prior to joining Walter Energy, he served as Senior Vice President—Strategic Operations of Peabody Energy Corporation (“Peabody”) from June 2006 to June 2010. Prior to his career at Peabody, Mr. Scheller worked for CNX Gas Corporation as Vice President and, prior to that, at CONSOL Energy Inc. where he held a number of executive and operational roles, the last of which was Vice President—Operations. Mr. Scheller graduated from West Virginia University with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from Duquesne University and his Master of Business Administration degree from the University of Pittsburgh—Joseph M. Katz Graduate School of Business.

Mr. Scheller is the only officer of our Company who also serves as a director. With over 33 years of experience in the mining sector, Mr. Scheller has significant knowledge of the coal mining industry, as well as leadership, executive management and operational experience. For these reasons, the Board believes Mr. Scheller is qualified to serve as a director.

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Stephen D. Williams, age 54, has served as the Chairman of our Board of Directors since the Asset Acquisition. Mr. Williams served as the interim Chief Executive Officer of Coal Acquisition LLC, the predecessor of Warrior Met Coal, LLC, from November 5, 2015 until March 31, 2016. Mr. Williams has been a consultant at Stephen D. Williams Consulting since July 2015. He has extensive experience working as an executive in the coal industry. From January 2013 to February 2015, he was the Chief Executive Officer of Mechel Bluestone, Inc. Prior to that, he was the Chief Operating Officer of NRI, LLC, where he focused on coal acquisitions, from October 2010 to December 2012, and the Chief Operating Officer of INR Energy, LLC, a coal company, from October 2009 to August 2010. From August 2007 to September 2009, Mr. Williams was the Senior Vice President of North American Coal at Cliffs Natural Resources. Mr. Williams graduated from West Virginia University’s College of Mineral and Energy Resources with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from West Virginia University’s College of Law.

Mr. Williams has considerable experience in all facets of multiple coal operations, including the operation of longwall coal mines. For this reason, the Board believes Mr. Williams is qualified to serve as a director.

Michael Addeo, age 33, has served as one of our directors since March 2017. Mr. Addeo is a Vice President with GSO Capital Partners, which he joined in March 2011. Mr. Addeo has been involved in both debt and equity investments in the United States and in Europe, with a specific focus on distressed and special situations investing. Before joining GSO Capital Partners, Mr. Addeo was a Vice President in equity research at Wolfe Research LLC from November 2008 through February 2011, covering transportation companies and specializing in the trucking, logistics and rail sub-sectors. Prior to joining Wolfe Research LLC, Mr. Addeo served as an Analyst with Deutsche Bank’s Private Wealth Management Division from August 2007 through November 2008. Mr. Addeo is a CFA Charterholder and graduated with a Bachelor of Science degree in Business Administration with a double major in Finance and Accounting from Georgetown University’s McDonough School of Business.

Mr. Addeo has considerable experience in analyzing and investing in public and private companies, including many investments in the metals and mining sectors. For this reason, the Board believes Mr. Addeo is qualified to serve as a director.

J. Brett Harvey, age 67, has served as one of our directors since April 13, 2017, and was elected as our Lead Independent Director on February 13, 2018. Mr. Harvey was the Chairman of CONSOL Energy Inc. from June 2010 to May 2016, where he also served as Executive Chairman from May 2014 to January 2015, Chief Executive Officer from January 1998 to May 2014, and President from January 1998 to February 2011. Prior to 1998, he was President and Chief Executive Officer of PacifiCorp Energy Inc. from 1995 to 1998 and served in several other management positions at PacifiCorp. Mr. Harvey has served on the boards of directors of Barrick Gold Corporation (NYSE listed under “ABX”) since 2005 and Allegheny Technologies Incorporated (NYSE listed under “ATI”) since 2007. He served on the boards of directors of CNX Gas Corporation from 2004 to 2014 and CONSOL Energy Inc. from 1998 to 2016 (NYSE listed under “CEIX”). Mr. Harvey graduated from the University of Utah with a Bachelor of Science degree in Mining Engineering.

Mr. Harvey has significant oversight experience managing public companies, industry experience in natural resources markets and substantial corporate governance expertise through his years of service on multiple public company boards. For these reasons, the Board believes Mr. Harvey is qualified to serve as a director.

Keith Luh, age 43, has served as one of our directors since the Asset Acquisition. Mr. Luh joined Franklin Mutual Advisers, LLC in 2005, where he is a Portfolio Manager and Head of Cross-Asset Investing. Prior to joining Franklin Mutual Advisers, LLC, Mr. Luh was a senior analyst in global investment research at Putnam Investments. Previously, he worked in the investment banking group at Volpe Brown Whelan and Co., LLC, and the derivative products trading group at BNP. Mr. Luh is also Adjunct Professor in Finance and Economics at the Graduate School of Business, Columbia University. In addition to his position on our Board of Directors, Mr. Luh serves on the boards of Sorenson Holdings LLC, Sorenson Communications, LLC and related entities. Mr. Luh is a CFA Charterholder. He graduated from the University of Pennsylvania with a Bachelor of Arts degree in Economics and a Minor in History and received his Master of Business Administration degree from Columbia University.

Mr. Luh has experience financing, analyzing and investing in public and private companies, including transactions in mining and related sectors. For this reason, the Board believes Mr. Luh is qualified to serve as a director.

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Blaine MacDougald, age 39, has served as one of our directors since the Asset Acquisition. Mr. MacDougald joined KKR & Co., L.P. in 2011, where he is a Managing Director and Co-Head of European Special Situations. Prior to joining KKR, he was employed by D.E. Shaw & Co. as a Vice President from 2006 to 2011, where he focused on credit and private equity investments and served on the boards of directors of several portfolio companies. Previously, Mr. MacDougald worked at RBC Capital Markets. Mr. MacDougald is a CFA Charterholder and graduated from Queen’s University in Canada with a Bachelor of Science degree in Mechanical Engineering.

Mr. MacDougald has considerable experience financing, analyzing and investing in public and private companies, including transactions in mining and related sectors. For this reason, the Board believes Mr. MacDougald is qualified to serve as a director.

Matthew R. Michelini, age 36, has served as one of our directors since the Asset Acquisition. Mr. Michelini is a partner at Apollo Global Management, LLC, which he joined in 2006. At Apollo, Mr. Michelini has executed deals across the world, including in North America, Europe and Asia. From 2004 to 2006, prior to joining Apollo, Mr. Michelini was a member of the Mergers & Acquisitions group at Lazard Frères & Co. Mr. Michelini has served on the boards of directors of Athene Holding Ltd. since 2010, Athene Asset Management, L.P. since 2013 and Aleris Corporation since 2015, and previously served as a director of Metals USA Holdings Corp. (formerly NYSE listed under “MUSA”) and Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”). Mr. Michelini is actively involved in various charities dedicated to helping underprivileged children in New York City. Mr. Michelini graduated from Princeton University with a Bachelor of Science degree in Mathematics and a Certificate in Finance, and received his Master of Business Administration degree from Columbia University.

Mr. Michelini is a partner at Apollo and has over ten years’ experience financing, analyzing and investing in public and private companies, many of which have been in the metals and mining sectors. Mr. Michelini provides valuable insights to our Board of Directors. For these reasons, the Board believes Mr. Michelini is qualified to serve as a director.

Alan H. Schumacher, age 71, has served as one of our directors since April 6, 2017. Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer from 1985 to 1996. Mr. Schumacher has served on the boards of directors of BlueLinx Holdings Inc. (NYSE listed under “BXC”) since 2004, Blue Bird Corporation (NASDAQ listed under “BLBD”) since 2008, EVERTEC, Inc. (NYSE listed under “EVTC”) since 2013 and Albertsons Companies, Inc. (NYSE listed under “ABS”) since March 2015. He also served as a director of other companies, including Quality Distribution, Inc. from 2004 to August 2015 and Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2008 to November 2016. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012. Mr. Schumacher graduated from the University of Illinois with a Bachelor of Science degree in Accounting and received his Master of Business Administration degree from Roosevelt University. Mr. Schumacher is a certified public accountant.

Mr. Schumacher has experience as a director on the boards of several public companies and has extensive knowledge of accounting principles, financial reporting and internal controls. For these reasons, the Board believes Mr. Schumacher is qualified to serve as a director.

Gareth Turner, age 54, has served as one of our directors since the Asset Acquisition. Mr. Turner joined Apollo Private Equity in 2005, where he is a Senior Partner focused on the firm’s natural resource activities. From 1997 to 2005, Mr. Turner was employed by Goldman Sachs as a Managing Director in its Industrial and Natural Resources investment banking group. From 2003 to 2005, Mr. Turner was head of Goldman Sachs’ Global Metals and Mining Group and managed the firm’s investment banking relationships with the major companies in the sector. He has a broad range of experience in both capital markets and merger and acquisition transactions. Prior to joining Goldman Sachs, Mr. Turner was employed at Lehman Brothers from 1992 to 1997, by Salomon Brothers from 1991 to 1992 and by RBC Dominion Securities from 1986 to 1989. Mr. Turner served on the boards of directors of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2007 to 2014 and Constellium Holdco N.V. from 2010 to 2014. Mr. Turner graduated from the University of Toronto with a Bachelor of Arts degree in Economics, and received his Master of Business Administration degree from the University of Western Ontario School of Business Administration.

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Mr. Turner has considerable experience completing and managing private equity investments on behalf of Apollo. With over 20 years’ experience financing, analyzing and investing in public and private companies, many of which were in the metals and mining sectors, Mr. Turner also provides valuable insights to our Board of Directors. For these reasons, the Board believes Mr. Turner is qualified to serve as a director.

There are no family relationships between or among any of our director nominees or executive officers. The principal occupation and employment during the past five years of each of our director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Information about Executive Officers Who Are Not Also Directors

Set forth below are the biographies of each of our executive officers who are not also directors. As described in the Compensation Discussion and Analysis below, we have employment agreements with each of our executive officers, including our NEOs. The stock ownership with respect to each executive officer is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 64.

Jack K. Richardson, age 56, was appointed as our Chief Operating Officer in connection with the Asset Acquisition. Mr. Richardson was the Vice President of Murray Energy from September 2015 to March 2016. From June 2014 to August 2015, he served as the Chief Executive Officer of White Oak Resources, LLC. Mr. Richardson was employed by CONSOL Energy Inc. for over 30 years, with his most recent position being Vice President of Coal Operations. Mr. Richardson has worked in the mining sector for over 30 years and has experience in all basins east of the Mississippi River. Mr. Richardson graduated from Bluefield State College with a Bachelor of Science degree in Mining Engineering Technology and an Associate of Science degree in Business Management.

Dale W. Boyles, age 57, has been our Chief Financial Officer since January 1, 2017. From November to December 2016, he provided consulting services to Warrior Met Coal, LLC. Mr. Boyles was the Chief Financial Officer of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”), a primary aluminum and aluminum coil manufacturer, from November 2013 to November 2016. While in that role, he oversaw the voluntary reorganization under Chapter 11 of the Bankruptcy Code of Noranda in 2016. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc. (NYSE listed under “HBI”), an apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011, and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 to 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles graduated from the University of North Carolina—Charlotte with a Bachelor of Science degree in Accounting.

Michael T. Madden, age 66, was appointed as our Chief Commercial Officer in connection with the Asset Acquisition. Mr. Madden was the Senior Vice President and Chief Commercial Officer of Walter Energy from May 2012 to March 2016 and, prior to that, the Senior Vice President of Marketing of Walter Energy from April 2011 to May 2012. On July 15, 2015, the Walter Energy Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. Mr. Madden joined Walter Energy after having spent 13 years at Walter Energy’s primary subsidiary, Jim Walter Resources, Inc., where he held positions as the Senior Vice President of Sales and Marketing from February 2010 to April 2011 and as the Vice President of Marketing, Transportation and Quality Control from February 1997 to February 2010. Mr. Madden graduated from St. Bonaventure University with a Bachelor of Science degree in Marketing.

Kelli K. Gant, age 46, was appointed as our Chief Administrative Officer in connection with the Asset Acquisition and as our Secretary in January 2017. Ms. Gant was the Director—Benefits at Walter Energy from December 2009 to July 2011 and the VP—Human Resources at Walter Energy from August 2011 to March 2016. Before joining Walter Energy, she was the Senior Vice President and Corporate Benefits Director of Colonial Bank from December 2008 to November 2009, the President of Pension & Benefit Trust Company from July 2007 to November 2008, and the Senior Vice President and Institutional Services Manager of Regions Morgan Keegan Trust from October 2000 to July 2007. Ms. Gant graduated from Auburn University at Montgomery with a Bachelor of Science degree in Human Resources Management, and received her Juris Doctor degree from Jones School of Law at Faulkner University.

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Brian M. Chopin, age 35, was appointed as our Chief Accounting Officer and Controller in connection with the Asset Acquisition. Mr. Chopin served as Chief Accounting Officer and Controller of Walter Energy from May 2015 to March 2016. On July 15, 2015, the Walter Energy Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. Mr. Chopin was the Assistant Corporate Controller from January 2014 to May 2015 and the SEC Reporting Manager from July 2012 to January 2014, of Walter Energy. Before joining Walter Energy, Mr. Chopin was an Audit Manager at KPMG in its Assurance and Advisory Business Services practice from September 2006 to July 2012. Mr. Chopin graduated from the University of Mississippi with a Bachelor of Science degree in Accounting and a Master of Accounting degree with an emphasis in taxation.

Phillip C. Monroe, age 47, was appointed as our General Counsel effective March 5, 2018.  Prior to joining the Company, Mr. Monroe served in various legal capacities at Alpha Natural Resources, including Senior Vice President and Deputy General Counsel from November 2016 to March 2018, Vice President and Assistant General Counsel—Litigation from November 2014 to November 2016, and Director and Assistant General Counsel—Litigation from June 2011 to October 2014.  Mr. Monroe served as the Senior Corporate Counsel of Massey Energy Company from August 2006 to May 2011, and was a partner in the law firm of Campbell Woods, PLLC from August 1996 to July 2006.  Mr. Monroe graduated from West Virginia University with a Bachelor of Science degree in Business Administration (Accounting), and received his Juris Doctor degree from West Virginia University College of Law.

Required Vote for Election and Recommendation of the Board of Directors

In order to be elected as a director, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the matter. A plurality of the votes cast means that the nine director nominees who receive the greatest number of votes cast “for” their election will be elected as directors. Under a plurality voting standard, abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of each of the nine nominees for director named above.

Our Board of Directors recommends that stockholders vote FOR the election of each of the nine nominees for director named above.

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Proposal 2—Advisory Vote on the Frequency of Voting

on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote at least once every six calendar years, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs as disclosed in accordance with SEC compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer to cast an advisory vote on the compensation of our NEOs every one, two or three years. Stockholders also may abstain from voting on this proposal. The frequency (every one, two or three years) that receives the highest number of votes will be deemed to be the choice of the stockholders.

The Board of Directors has determined that an annual advisory vote on the compensation of our NEOs will allow stockholders to provide timely input on the Company’s executive compensation program as disclosed in the proxy statement each year. The Board believes that an annual vote provides the greatest opportunity for stockholder input and constructive communication, by enabling the vote to correspond with the compensation information presented in the proxy statement for each annual meeting of stockholders. We recognize that our stockholders may have different views on the appropriate frequency of an advisory vote on executive compensation, and therefore we look forward to receiving stockholder input on this matter.

While the vote on this proposal is non-binding and advisory, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to consider the vote of the Company’s stockholders when considering the frequency of future advisory votes on the compensation of our NEOs.

Required Vote for Approval and Recommendation of the Board of Directors

The frequency of the advisory vote receiving the greatest number of votes (EVERY ONE, TWO or THREE YEARS) cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be considered the frequency recommended by the stockholders. Brokers, as nominees for a beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. The outcome of this proposal is advisory in nature and is non-binding. Unless otherwise instructed, the proxy holders will vote proxies held by them for EVERY YEAR as the preferred frequency of future advisory votes on the compensation of our NEOs.

Our Board of Directors recommends that stockholders vote for EVERY YEAR as the preferred frequency of future advisory votes on the compensation of our NEOs.

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Proposal 3—Ratification of Appointment of Independent

Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2018. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at this Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. However, the outcome of this proposal is non-binding and advisory in nature.

One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 will be ratified if approved by the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions from voting will have the same effect as a vote against this proposal. Brokers, as nominees for a beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Our Board of Directors recommends that stockholders vote FOR the ratification of the appointment of the independent registered public accounting firm.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

The Board of Directors has general oversight responsibility for the Company’s affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the stockholders and the Board to oversee the management and strategic objectives of the Company’s business to ensure that the long-term interests of the stockholders are being served.

Composition of the Board

Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.

Directors to be nominated by the Company for election at the annual stockholders’ meeting are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board or its committees.

Our Nominating and Corporate Governance Committee considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would be a valuable addition to the Board or the Board’s committees. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee’s independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company’s businesses and industry, and the prospective nominee’s ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, may interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board should elect the new director or nominate the candidate for election by the stockholders.

Process for Stockholders to Recommend Director Nominees and Make Nominations

A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective director nominee should notify the Company’s Corporate Secretary in writing by delivering a notice that contains the information specified in Section 3.2 of the Company’s Bylaws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Corporate Governance Guidelines set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the nominating party. It is the Nominating and Corporate Governance Committee’s general policy to welcome and consider any and all recommendations. The Company’s Bylaws and Corporate Governance Guidelines can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

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Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. Section 3.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. The Company’s Bylaws can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). To provide timely notice of a director nomination at an annual meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary by the deadline specified under “Deadline for Stockholder Proposals” on page 70. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairperson determines that a nomination is defective, he or she will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link), set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations. Pursuant to these Guidelines, the Nominating and Corporate Governance Committee has established, and the Board has reviewed, short- and long-term succession plans for the CEO and other senior management positions, including in the event of unanticipated vacancies in those offices. The Corporate Governance Guidelines establish a mandatory retirement age for non-employee directors of 75, subject to exceptions that may be granted by the Board. The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

Board Leadership Structure

The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy as to whether the role of Chairman of the Board and Chief Executive Officer should be separate or whether the Chairman should be a management or a non-management director. The Corporate Governance Guidelines provide that whether to have the same person occupy the offices of Chairman and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant circumstances. Since the Asset Acquisition, the roles of the Chairman and the Company’s Chief Executive Officer have been held separately, but the Chairman is not an independent director. The Board believes that this leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. Mr. Williams serves as non-executive Chairman and Mr. Scheller serves as Chief Executive Officer. As the non-executive Chairman, Mr. Williams acts as the key liaison with the Chief Executive Officer, sets the agendas for Board meetings in consultation with the Lead Director (as defined below), presides over meetings of the Board and the stockholders, communicates the Board of Directors’ feedback to the Chief Executive Officer and communicates on behalf of the Board with various constituencies involved with the Company.

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As Mr. Williams is not considered independent by the Board, as detailed below under “Director Independence,” the Board of Directors determined that it was in the best interests of the Company and its stockholders to elect an independent director to serve in a lead capacity (the “Lead Director”) to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. The Board elected J. Brett Harvey as the Lead Director on February 13, 2018, and adopted a Lead Director Charter in order to set forth the duties and responsibilities of the lead independent director of the Board, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). The Lead Director Charter provides that the lead independent director of the Board will, among other duties, preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors, serve as a liaison between the Chairman and the non-management directors, and provide input to the Chairman regarding Board agendas and the schedule of meetings.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board’s directors must be “independent” under applicable criteria established by the NYSE. Our Corporate Governance Guidelines also provide that the Board shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each director’s independence. In making this affirmative determination, NYSE listing standards require that our Board consider whether each director has a “material relationship” with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). The Board has determined that each of Messrs. Addeo, Luh, MacDougald, Michelini, Turner, Harvey and Schumacher is an independent director under applicable NYSE criteria. Mr. Scheller serves as the Company’s Chief Executive Officer and Mr. Williams receives compensation from the Company other than for his services as a director. Neither Mr. Scheller nor Mr. Williams serves on the Company’s Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee.

Each year, beginning with our IPO, our directors complete a questionnaire that, among other things, elicits information to assist the Board, with the assistance of the Nominating and Corporate Governance Committee, in assessing whether the directors meet the applicable independence standards. Using these responses and other information, the Nominating and Corporate Governance Committee evaluates, with regard to each director, whether the director currently has or had any (1) employment or professional relationship that, in and of itself, would, pursuant to the NYSE’s general independence standards, require a conclusion that the director is not independent and/or (2) employment or professional relationship with any organization with which the Company has or had a relationship, where the organization made or received payments from the Company. If a director has or had a relationship with an organization which made or received payments from the Company, information regarding the amount of such payments is provided to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then determines whether the amount of any such payments requires, pursuant to the NYSE’s general independence standards or otherwise, a conclusion that the director is not independent. Furthermore, the Nominating and Corporate Governance Committee discusses any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the independence requirements, might impede a director’s independence and makes a recommendation to the Board regarding the director’s independence.

With respect to Messrs. Michelini and Turner, each of whom is a partner with Apollo, Mr. Addeo, a Vice President of GSO Capital Partners, and Mr. MacDougald, Managing Director and Co-Head of European Special Situations for KKR, the Board also considered the Company’s relationships with Apollo, GSO Capital Partners and KKR, respectively, described under “Certain Relationships and Related Transactions—Related Person Transactions Entered into by the Company,” in making its independence determinations. The Board determined that the relationships between the Company and each of these entities do not impair the independence of these directors under the NYSE’s general independence standards.

The applicable criteria established by the NYSE and the SEC generally require issuers to have an audit committee composed of at least three members, each of whom (i) satisfies the NYSE’s general independence standards, (ii) meets the heightened independence standards imposed by Rule 10A-3 under the Exchange Act and (iii) is financially literate as interpreted by the issuer’s board of directors. However, as result of the phase-in of certain NYSE listing standards and SEC rules applicable to audit committees of newly public companies, only a majority of the members of our Audit Committee are required to satisfy the NYSE’s general independence standards and satisfy the heightened independence standards imposed by the Exchange Act from 90 days after the IPO until the first anniversary of the IPO, or April 13, 2018, at which time all of the members of our Audit Committee must satisfy such heightened independence standards.

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The Board has determined that each member of the Audit Committee satisfies the NYSE’s general independence standards and financial literacy requirement, each of Mr. Schumacher and Mr. Luh satisfy the heightened independence standards imposed by the Exchange Act, and Mr. Michelini does not meet such heightened independence standards. The Board also has determined that Mr. Schumacher is an “audit committee financial expert” in compliance with the criteria established by the SEC and NYSE, and that Mr. Schumacher’s simultaneous service on the audit committees of more than three public companies does not impair the ability of Mr. Schumacher to effectively serve on the Audit Committee. In order for the Audit Committee to be in full compliance with the NYSE’s general independence standards and the heightened independence standards imposed by the Exchange Act by the first anniversary of the IPO, the Board appointed Blaine MacDougald to the Audit Committee on February 13, 2018. Mr. MacDougald satisfies the NYSE’s general independence standards and financial literacy requirement, as well as the heightened independence standards imposed by the Exchange Act. Mr. Michelini will be removed as a member of the Audit Committee, effective April 12, 2018.

Additionally, the Board has determined that each member of the Compensation Committee and Nominating and Corporate Governance Committee satisfies the NYSE’s general independence standards. In affirmatively determining the independence of each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, the source of such director’s compensation and whether such director is affiliated with the Company.

Board of Directors Meetings and Committees

Meeting Attendance

Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, and directors are encouraged to attend the annual meetings of stockholders. During the year ended December 31, 2017, there were eight meetings of our Board of Directors, and the various committees of the Board met a total of 17 times. Except for Mr. Michelini, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committees in 2017.

Standing Committees

The Board currently has four standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee and (4) the Environmental, Health and Safety Committee. From time to time, the Board may also add new committees or remove existing committees as it deems advisable in the fulfillment of its responsibilities.

Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

The Audit Committee charter states that the Audit Committee shall consist of at least three members, all of whom are determined by the Board to meet the general and heightened independence requirements of the NYSE and the SEC within the transition or phase-in periods under such rules. The charter also requires that all Audit Committee members must be financially literate, at least one member shall be an “audit committee financial expert” in compliance with the criteria established by the SEC and NYSE, and none of the members shall have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years.

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The Compensation Committee charter states that the Compensation Committee shall consist of at least three members, all of whom are determined by the Board to meet the NYSE’s general independence requirements within the transition or phase-in periods under such rules. In addition, at least two members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Nominating and Corporate Governance Committee charter states that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom are determined by the Board to meet the NYSE’s general independence requirements within the transition or phase-in periods under such rules.

The Environmental, Health and Safety Committee charter states that the Environmental, Health and Safety Committee shall consist of at least three members, all of whom are environmentally knowledgeable and a majority of whom are determined by the Board to meet the NYSE’s general independence requirements.

Below is a summary of the current membership and general functions of each respective committee.

Committee and Current Membership	Committee Functions
Audit Committee	The primary duties of the Audit Committee are to:
Alan H. Schumacher,
Chairman Keith Luh Blaine MacDougald Matthew R. Michelini Meetings in 2017: Seven meetings

•      assist our Board in its oversight responsibilities regarding the integrity of our financial statements, the independent auditor’s qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements;

•      discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the adequacy of the internal controls over financial reporting;

•      discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles;

• select, oversee and, if appropriate, replace the Company’s independent auditor, considering qualifications, independence and performance; approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor;

• establish policies for the Company’s hiring of employees or former employees of the independent auditor;

• review and discuss with management, the senior officer responsible for the design and implementation of the internal audit function, and the independent auditor the annual audit plan, budget, activities, organizational structure and qualifications of the persons performing the design and implementation of the internal audit function;

• in accordance with the Board’s Related Party Transactions Approval Policy, review and approve related party transactions, including any related person transactions in which the Company is a participant and for which disclosure would be required under Item 404(a) of Regulation S-K;

• establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

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Committee and Current Membership	Committee Functions

• discuss and review the Company’s policies and guidelines with respect to risk assessment and risk management, and discuss with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures.

The Audit Committee has adopted procedures in its Audit Committee Pre-Approval Policy for pre-approving auditing services, internal control-related services and permitted non-audit services provided by the Company’s independent auditor. The Committee may delegate this authority to one or more of its members, provided that such member or members report any pre-approval decisions to the Audit Committee at its next meeting.

Compensation Gareth Turner, Chairman Michael Addeo J. Brett Harvey Meetings in 2017: Four meetings

The primary duties of the Compensation Committee are to:

•      in consultation with senior management, establish the Company’s general compensation philosophy and objectives;

•      review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, and, based on this evaluation determine the CEO’s compensation level, including salary, bonus, incentive and equity compensation;

•     review and approve all compensation for non-CEO executive officers;

•      review, approve and administer incentive compensation and equity-based plans, which includes the ability to adopt, amend and terminate such plans;

•      review and approve the following as they affect the CEO and non-CEO executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the CEO and non-CEO executive officers and individuals who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment; and

•      review and discuss with management the disclosures made in the Compensation Discussion and Analysis and recommend to the Board whether the Compensation Discussion and Analysis and the Compensation Committee report should be included in the Company’s annual report and proxy statement.

Nominating and Corporate Governance Committee Blaine MacDougald, Chairman Michael Addeo Gareth Turner Meetings in 2017: Three meetings

The primary duties of the Nominating and Corporate Governance Committee are to:

•      identify individuals qualified to become directors and recommend to the Board the director nominees for election by stockholders at each meeting of stockholders at which directors will be elected;

•      develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and review and reassess the adequacy of such guidelines at least annually and recommend any proposed changes to the Board for approval;

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Committee and Current Membership	Committee Functions

•      oversee the annual evaluations of the Board, each of the committees of the Board and the Company’s management;

•      periodically review the criteria for the selection of new directors to serve on the Board and recommend any proposed changes to the Board for approval;

•      periodically review and make recommendations to the Board regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees; and

•     annually recommend to the Board the chairpersons and members of each of the Board’s committees.

Environmental, Health and Safety Committee Stephen D. Williams, Chairman J. Brett Harvey Keith Luh Meetings in 2017: Three meetings

The primary duties of the Environmental, Health & Safety Committee are to:

•      review periodically, and update as appropriate, the various policies and procedures of the Company regarding compliance with the various laws, regulations and rules pertaining to health, safety and the environment;

•      monitor Company compliance with its policies and procedures concerning health, safety and the environment, including obtaining periodic reports from Company and subsidiary management, environmental counsel and health and safety personnel;

•      review assessments of and discuss with management the Company’s material environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits; and

•      review and recommend approval of any environmental and safety disclosures required to be included in the Company’s filings with the SEC.

The Board’s Role in Risk Management

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for oversight of the Company’s risk management. In its risk oversight role, the Board of Directors, primarily through the Audit Committee, has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of the Company’s officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), directors and employees. The Audit Committee of the Board regularly reviews the Code of Conduct and recommends changes to the Board for approval. If the Audit Committee grants any waivers of the Code of Conduct to any of our directors or officers, we will, if required, disclose these matters in the “Investors” section of our website at www.warriormetcoal.com on a timely basis. The Code of Conduct can be found in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link).

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Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, directors who served on our Compensation Committee included Messrs. Turner, Addeo and Harvey. No member of our Compensation Committee during 2017 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during 2017.

Communication with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties may contact an individual director, the entire Board, or a specified Board committee or group, including the independent directors as a group, by mailing such communication to:

Warrior Met Coal, Inc.

c/o Corporate Secretary

16243 Hwy 216

Brookwood, Alabama 35444

Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of communication. The Corporate Secretary will initially receive and process communications before forwarding them to the addressee. Stockholders and other interested parties may also email Dale W. Boyles, the Company’s Chief Financial Officer, at dale.boyles@warriormetcoal.com.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2017 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”): Walter J. Scheller, III, Chief Executive Officer (“CEO”), Jack K. Richardson, Chief Operating Officer, Dale W. Boyles, Chief Financial Officer, Michael T. Madden, Chief Commercial Officer, and Kelli K. Gant, Chief Administrative Officer and Secretary.

On April 12, 2017, we completed a corporate conversion pursuant to which Warrior Met Coal, LLC was converted into a Delaware corporation and renamed Warrior Met Coal, Inc. As part of the corporate conversion, holders of Class A, Class B Units (which included the Class B Units that had converted into Class A Units) and Class C Units of Warrior Met Coal, LLC received shares of our common stock for each unit held immediately prior to the corporate conversion using an approximate 13.9459-to-one conversion ratio. All awards of restricted Class C Units (“restricted units”) and phantom Class C Units (“phantom units”) issued pursuant to the 2016 Equity Plan (as defined below) were converted into awards in respect to our shares of common stock at the same ratio. The vesting and other terms of these awards generally remained the same. All equity awards granted since the corporate conversion have been made pursuant to the 2017 Equity Plan (as defined below).

Compensation in Context: Company Performance in 2017

We are a large-scale, low-cost U.S.-based producer and exporter of premium metallurgical coal, operating two highly productive underground mines in Alabama. We sell a premium met coal product to leading steel manufacturers in Europe and South America, and our strategy of achieving high realized prices relative to other U.S. met coal producers while maintaining a low-cost structure has driven strong financial performance.

2017 was an outstanding year for the Company, as reflected in our strong operational and financial performance. After only beginning operations in April 2016, the Company was able to achieve significant sales and production volumes. For the full year of 2017, the Company produced 6.1 million metric tons of coal and sold 5.9 million metric tons, which exceeded the Company’s guidance and expectations as the Company continued to increase its production levels towards full capacity of its mines, Mine No. 4 and Mine No. 7. The market for our high-quality premium met coal remained strong throughout 2017, reflecting resilience in global steel production, as well as the effects of met coal supply disruptions in Australia and supply-side reforms in China.

The following list highlights the Company’s key accomplishments during 2017:

•	We completed a successful IPO of our common stock and listing on the NYSE under the ticker symbol “HCC”;

•	Through strong operational and financial performance, we were able to meet or exceed the Company’s guidance targets;

•	We created and delivered significant returns to our stockholders in dividends of approximately $796.9 million, or $14.92 per share;

•	We adopted a formal capital allocation policy with the initiation of a regular $0.05 quarterly dividend;

•	We successfully entered the capital markets and issued $350.0 million of 8% Senior Secured Notes due 2024;

•	We obtained a favorable Internal Revenue Service Private Letter Ruling permitting our unlimited use of Net Operating Losses (“NOLs”); and

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•	We successfully completed four longwall operation moves during 2017 (three in the fourth quarter of 2017).

As detailed in this Compensation Discussion and Analysis, our compensation program is designed to link executive pay with corporate and individual performance, and one of the ways we do this is to tie our annual cash incentive awards to the primary performance metrics that management uses to evaluate the Company’s performance:

➢	Safety rates: Our dedication to safety is at the core of all of our overall operations as we work to further reduce workplace incidents by focusing on policy awareness and accident prevention. Our continued emphasis on enhancing our safety performance has resulted in zero fatal incidents and a total reportable incident rate of 3.50 for the year ended December 31, 2017, compared to our target goal of 3.24.

➢	Adjusted EBITDA: Our management uses Adjusted EBITDA (as defined below under “Elements of 2017 Executive Compensation—Annual Cash Incentive Awards”) as a supplemental financial measure to assess our financial condition and operating performance. This measure does not comply with generally accepted accounting principles (“GAAP”) in the United States, and the GAAP measure most directly comparable to Adjusted EBITDA is net income. For the year ended December 31, 2017, we achieved Adjusted EBITDA of approximately $517.7 million, approximately 31% greater than our target goal of approximately $394.6 million.

➢	Capital expenditures: Our mining operations require investments to maintain, expand, upgrade or enhance our operations and to comply with environmental regulations. In 2017, we implemented a significant capital investment program to upgrade all key production equipment to further improve efficiency and reliability of our mining operations. This consisted of not only sustaining capital but also catch-up and discretionary capital for projects that had been deferred in prior years due to the low met coal pricing environment. Despite these increased expenditure levels, management remained focused on controlling this spending. For the year ended December 31, 2017, we achieved certain capital expenditures of approximately $101.3 million, approximately 9% lower than our target goal of $111.1 million.

➢	Metric tons of production: In order to optimize the use of our assets and achieve high realized prices, we need to be able to increase annual production in response to favorable market conditions. In the year ended December 31, 2017, we produced approximately 6.1 million metric tons of met coal from Mine No. 4 and Mine No. 7, approximately 9% greater than our target goal of producing approximately 5.6 million metric tons.

➢	Cash cost of production per metric ton: We believe Mine No. 4 and Mine No. 7 are two of the lowest cost met coal mines in North America. Our low-cost position is derived from our operations’ favorable geology, automated longwall mining methods and significant flexibility allowed under our workforce agreements. Maintaining and further improving our low-cost operating profile is an important goal for us. In the year ended December 31, 2017, we achieved a cash cost of production per metric ton that was roughly 10% better than our target goal.

As detailed below, the Company achieved a reportable incident rate in 2017 of 8% above the target level, resulting in a payout of 93% of the bonus attributable to this goal; the Company exceeded its target Adjusted EBITDA in 2017, resulting in the maximum payout of the bonus attributable to this goal; the Company reduced certain capital expenditures below the target level in 2017, resulting in the maximum payout of the bonus attributable to this goal; the Company exceeded its target metric tons of production in 2017, resulting in the maximum payout of the bonus attributable to this goal; and the Company reduced its cash cost of production per metric ton below the target level in 2017, resulting in the maximum payout of the bonus attributable to this goal. As discussed below under “Elements of 2017 Executive Compensation—Annual Cash Incentive Awards—Actual 2017 Results,” the Company’s performance under the various metrics resulted in a payout of the annual cash incentive awards at 178.51% of target.

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Compensation Philosophy and Objectives

Our overriding objective is to achieve and sustain significant increases in shareholder value. Our executive compensation program has been designed to support this objective with a clear link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. We structure our compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions among the companies that comprise our peer group. We continue to refine our peer group to be reflective of similar businesses of comparable size, as well as businesses that are representative of the market place for talent in which we compete. This approach is also aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success. A significant portion of our executives’ compensation is “performance-based” in the form of both short- and long-term incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

Executive Compensation Program Objectives and Principles

Our primary compensation objectives are to:

•	Attract, motivate and retain top executive and managerial talent,

•	Reward our executives for the achievement of our annual and long-term performance goals,

•	Drive future short- and long-term performance,

•	Discourage excessive risk-taking, and

•	Align managements’ interests with those of the stockholders.

While the individual compensation elements may differ, the design of the executive compensation program is generally based on the same objectives as the overall compensation program provided to all of our employees. The Compensation Committee has established the following principles, which are meant to effect these compensation objectives and guide the design and administration of specific plans, agreements and arrangements for our executives:

Principle	Description
Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of our executives’ total compensation should be tied to how well they perform individually and how well the Company performs relative to applicable financial, strategic, operational and safety objectives. To accomplish this, the Compensation Committee uses a variety of targeted, performance-based compensation vehicles in our executive compensation program that are specifically designed to incorporate performance criteria that promote our annual operating plan and long-term business strategy, build long-term stockholder value and discourage excessive risk-taking.

As the Compensation Committee believes that there should be a strong correlation between executive compensation and Company performance, in years when our performance exceeds objectives established for the relevant performance period, executives should be paid more than 100% of the established target award. Conversely, when performance does not meet the established objectives, incentive award payments should be less than 100% of the established target level or eliminated altogether if actual results are below the threshold performance levels.

Compensation Should Reinforce Our Business Objectives and Values

Our objective is to increase stockholder value through our continued focus on asset optimization and cost management to drive profitability and cash flow generation. Our key strategies to achieve this objective include: maximizing profitable production; maintaining and improving our low-cost operating cost profile; broadening our marketing reach; and maintaining a strong correlation between realized coal prices and the Australian LV Index. The Compensation Committee considers these strategies, as well as the Company’s risk tolerance, when identifying the appropriate incentive measures and setting the goals and objectives applicable to our NEOs.

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Performance-Based Compensation Should Be Benchmarked

The Compensation Committee believes that the use of internal performance metrics alone would yield an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to similarly situated organizations on the basis of industry focus, scope of operations and size. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value which, in turn, allows us to better establish the performance expectations of the executives leading the Company.

The Majority of Our Executives’ Compensation Should Be Variable and “At Risk”	The Compensation Committee inherently believes that pay and performance should be directly linked. In support of this objective, we seek to ensure that our incentive compensation programs are consistent with, and supportive of, our short- and long-term strategic, financial, operational and safety goals by making a significant portion of each NEO’s total compensation variable and “at risk,” with payouts dependent on the successful achievement of our articulated performance goals, which are set annually by the Compensation Committee.

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Snapshot: How Compensation is Delivered to Our NEOs

The total direct compensation opportunities of our NEOs for 2017 are comprised of the following elements:

	Core Compensation Element	Underlying Principle	Description
Fixed Compensation	Base Salary	To provide a competitive level of fixed compensation that serves to attract and retain high-caliber talent and is predicated on responsibility, skills and experience.	Base salaries are generally reviewed annually and may be modified on the basis of merit, promotion, internal equity considerations and/or market adjustments.
Variable Compensation	Annual Incentive Award	To reward achievement of corporate and individual NEO goals and contributions to the Company.

Annual incentive awards are based on objective performance metrics, but also allow the Compensation Committee to apply discretion in considering quantitative and qualitative performance. Annual incentive awards are delivered to our NEOs in cash.

	Long-Term (Equity) Incentive Award	To promote the recruitment and retention of our NEOs, to reward performance that drives stockholder value creation and to align the interests of our management team with those of our stockholders.	Long-term incentive awards are delivered to our NEOs in a combination of time-vested and performance-vested restricted stock units (“RSUs”).

Say-on-Pay Vote

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we are not required to seek an advisory “Say-on-Pay” vote of our stockholders on the compensation of our NEOs until the end of the three-year period beginning on the date of first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, which occurred in April 2017 in connection with our IPO. Therefore, we are not currently seeking an advisory “Say-on-Pay” vote; however, we are seeking an advisory vote of our stockholders on the frequency of future “Say-on-Pay” votes (Proposal 2). We intend to seek an advisory “Say-on-Pay” vote beginning with the 2019 Annual Meeting of Stockholders.

Role of the Compensation Committee

Our Compensation Committee, which currently consists of three members of the Board, all of whom qualify as independent under NYSE listing standards, reports regularly to the Board and annually evaluates its own performance. It meets periodically during the year, generally in conjunction with regular meetings of the Board. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock units and other awards under our stock incentive plans.

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Our Compensation Committee has the authority to engage the services of outside advisors. In June 2017, the Compensation Committee retained Lyons, Benenson & Company Inc. (“Lyons, Benenson”), an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Compensation Committee in developing compensation programs and making compensation decisions applicable to the Company’s executive officers and non-employee directors. In determining the compensation of the executive officers other than the CEO, the Compensation Committee takes into account current compensation levels and, since June 2017, peer group benchmarking, and also considers the recommendations of the CEO, which are based primarily on Company and individual performance as well as competitive market data. The Committee does not use a formula to weight these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance.

Role of Management

Our Compensation Committee determines the compensation of the CEO without management input, but may be assisted in this determination by Lyons, Benenson. In making determinations regarding the compensation for the Company’s non-CEO executive officers, the Compensation Committee may request input from the CEO, other members of the Board and its key committees, and Lyons, Benenson. The CEO recommends compensation, including the compensation provisions of employment and/or severance agreements for those who have them, for the NEOs other than himself, and for all others whose compensation falls under the purview of the Compensation Committee. The Compensation Committee also performs its own assessment of the individual performance of each executive officer. In making these recommendations, the CEO evaluates the performance of each executive, and considers (i) each executive’s current responsibilities and his or her ability to assume increasing responsibilities, (ii) the executive’s compensation in relation to other executive officers of the Company, (iii) publicly available information regarding the competitive marketplace for talent and (iv) since June 2017, information provided to the Company and to the Compensation Committee by Lyons, Benenson. Executive officers, including the CEO, are neither consulted about their respective compensation nor are they present for the discussions or decisions regarding their own compensation. The Compensation Committee is assisted in the administration of its decisions by the Company’s principal administrative and human resources executive officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company’s executive officers.

Role of the Compensation Consultant

During 2017, Lyons, Benenson advised the Compensation Committee regarding annual and long-term incentive plan design, assisted the Committee in determining the compensation peer group, which is described in more detail below, and advised the Committee on competitive compensation practices, comparative market data and the appropriate mix of compensation elements, which the Committee considered in determining the appropriate levels of compensation for each NEO for 2018.

The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Other than the advice provided to the Compensation Committee on executive compensation, on director compensation described under “Director Compensation” below, and on certain corporate governance matters related to compensation, neither Lyons, Benenson nor any of its affiliates provided additional services to the Company or any of its affiliates in 2017.

Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of Lyons, Benenson did not raise any conflict of interest in 2017. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.

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Discouraging Excessive Risk-Taking

The Compensation Committee annually reviews the design of our executive compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Compensation Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Compensation Committee may also consider recommendations from the Audit Committee regarding risks and risk mitigation. Key factors in mitigating any risks associated with the Company’s compensation programs and practices are outlined below:

Balanced Weighting of Performance Metrics in Incentive Compensation Programs	The Company’s annual cash and equity incentive compensation plans use a balanced weighting of multiple performance measures and metrics to determine incentive payouts to our executives and managers. This discourages excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.

Maximum Compensation Limits	All of our incentive plans provide for maximum payout limits or “caps.”

Stock Retention Requirements For Executives

The Company believes that retention requirements serve to align the interests of management with those of stockholders by requiring executives to hold a meaningful equity position in the Company which, in turn, supports the Company’s objective of building long-term stockholder value. Furthermore, the Company believes that ownership of equity mitigates the risk of executive actions that could potentially damage or destroy equity value.

Policies Regarding Trading in Company Stock

We maintain policies and procedures for transactions in the Company’s securities that are designed to ensure compliance with all insider trading rules. The Company’s policies and procedures also prohibit certain employees, officers and directors from engaging in certain forms of hedging and short-term speculative trading of the Company’s securities, including without limitation short sales and put and call options involving the Company’s securities. We also prohibit certain employees, officers and directors from pledging the Company’s securities as collateral for loans and holding the Company’s securities in a margin account.

Recoupment Policies

The Board adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant if the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

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Peer Group and Benchmarking

Lyons, Benenson provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company’s executive positions. The composition of the peer group is reviewed annually to ensure that each company is appropriate. This determination is based on a variety of characteristics, including whether a company is a direct industry peer, is of similar size (as measured by revenue, assets, market capitalization and enterprise value), scope and/or complexity, and whether it is a competitor with the Company for executive and managerial talent. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies with mining or mining-related businesses that are of similar size, in terms of revenue and market capitalization, to the Company.

We generally seek to provide our executives and managers with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking is not always reliable and may be subject to significant variation from one year to the next, particularly in a commodity-driven industry. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

In connection with determining the 2018 compensation arrangements of our NEOs, our Compensation Committee, in consultation with Lyons, Benenson, developed and used a peer group composed of the companies listed below, which we believe is representative of the marketplace within which the Company competes in terms of products, services and executive and managerial talent. The median revenues and market cap of this peer group are $1.287 billion and $1.696 billion, respectively, for the companies’ most recently reported fiscal year at the time the peer group was constructed:

•	AK Steel Holding Corporation

•	Alliance Holdings GP, L.P.

•	Arch Coal, Inc.

•	Cliffs Natural Resources Inc.

•	Cloud Peak Energy Inc.

•	CONSOL Energy Inc.

•	Contura Energy, Inc.

•	Foresight Energy LP

•	Peabody Energy Corporation

•	Ramaco Resources, Inc.

•	SunCoke Energy, Inc.

•	Westmoreland Coal Company

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Elements of 2017 Executive Compensation

The compensation of our NEOs consists of base salaries, annual cash incentive awards, equity awards and employee benefits, as described below. Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to their employment agreements and the various award agreements under the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”) and the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below under “Potential Payments Upon a Termination of Employment or a Change in Control.”

Base Salaries

Base salaries for our NEOs are determined based on each NEO’s responsibilities and his or her experience and contributions to our business, and each NEO’s employment agreement provides for a minimum base salary. This fixed compensation provides a level of income security that is not subject to financial or operational performance risk. Annual salary reviews of the Company’s executive officers, including the NEOs, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, with any adjustments taking effect on March 1st. When reviewing a potential salary increase, our Compensation Committee considers the performance of the Company and the NEO during the prior year, the NEO’s current base salary and his or her total cash compensation opportunity relative to other executive officers, both within the Company and the peer group (as described above), recommendations of the CEO and the NEO’s skills and experience.

The Compensation Committee approved an increase in Mr. Scheller’s base salary from $600,000 to $618,000, an increase of 3.0%; an increase in Mr. Madden’s base salary from $320,000 to $329,600, an increase of 3.0%; and an increase in Ms. Gant’s base salary from $230,000 to $241,500, an increase of 5%, with such increases becoming effective March 1, 2017. The Compensation Committee also approved an increase in Mr. Richardson’s base salary from $325,000 to $355,000, an increase of approximately 9.2%, effective January 1, 2017. In approving salary increases for these NEOs in 2017, the Compensation Committee took into consideration their extensive experience and deep knowledge of our industry, as well as their valuable contributions to the Company over the past year. Mr. Boyles began employment with the Company on January 1, 2017 and his initial base salary of $350,000 was set forth in his employment agreement. Actual salaries earned by our NEOs in 2017 are reflected in the Salary column of the “Summary Compensation Table” on page 41.

Annual Cash Incentive Awards

Annual incentive compensation provides executive officers, including our NEOs, and other key employees the opportunity to earn cash upon the achievement of pre-established, measurable financial, operational and safety objectives for a fiscal year. Our Compensation Committee believes that annual cash incentive awards motivate and provide focus on the achievement of short-term financial, strategic and operational performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation was awarded to certain of our executives, including our NEOs, under the Company’s 2017 annual incentive program (the “2017 Annual Incentive Program”).

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The target and maximum amounts of any annual cash incentive award that can be earned by an individual, including our NEOs, are expressed as a percentage of the individual’s base salary in effect. Target and maximum award levels under the 2017 Annual Incentive Program are set forth in the table below:

Name	Target Award (as a % of Base Salary)(1)	Maximum Award (as a % of Base Salary)
Walter J. Scheller, III	100%	200%
Jack K. Richardson	100%	200%
Dale W. Boyles	100%	200%
Michael T. Madden	75%	150%
Kelli K. Gant	75%	150%

(1)	When the annual cash incentive awards are calculated following the performance period, however, the target award used for each NEO is the amount of the actual salary that he or she earned during the year. This allows the Company to take into account any changes in the NEO’s compensation throughout the year when calculating the individual’s annual bonus.

In 2017, the Compensation Committee established the 2017 Annual Incentive Program financial, operational and safety measures and related performance goals for the Company. Actual payouts under the 2017 Annual Incentive Program were based on (1) Adjusted EBITDA, which is defined as net income (loss) before net interest expense, income tax expense (benefit), depreciation and depletion, net reorganization items, gain on extinguishment of debt, restructuring costs, asset impairment charges, transaction and other costs, Mine No. 4 idle costs, contributions to a Voluntary Employees’ Beneficiary Association, non-cash stock compensation expense and non-cash asset retirement obligation accretion, (2) certain capital expenditures, (3) metric tons of production, (4) cash cost of production per metric ton and (5) safety rates. The Compensation Committee chose to base the 2017 Annual Incentive Program on these performance measures for the reasons discussed under “Compensation in Context: Company Performance in 2017.”

Under the 2017 Annual Incentive Program, the Compensation Committee established specific performance objectives for the Company, as well as threshold, target and maximum payout levels predicated on actual achievement, in accordance with the funding formula set forth below. Under this formula, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the payout award related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution.

	Levels of Achievement (as a % of the Target Goal)
Performance Measures	Threshold	Target	Maximum
Financial Measures
Adjusted EBITDA	91%	100%	119%
Capital Expenditures	105%	100%	95%
Operational Measures
Metric Tons of Production	94%	100%	109%
Cash Cost of Production per Metric Ton	105%	100%	93%
Safety Measure—Reportable Rates	154%	100%	95%

Payout (as a % of Base Salary)	50%	100%	200%

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The weightings of the performance measures for the NEOs participating in the 2017 Annual Incentive Program and the threshold, target and maximum levels for such performance measures were as follows:

	Percentage of	Annual Bonus Program Goals(2)
Performance Measures(1)	Target Award Opportunity	Threshold	Target	Maximum
Financial Measures
Adjusted EBITDA	20%	$360,300.0	$394,600.0	$470,400.0
Capital Expenditures	20%	$116,986.0	$111,136.7	$105,287.4
Operational Measures
Metric Tons of Production	20%	5,246.1	5,570.6	6,062.4
Cash Cost of Production per Metric Ton	20%	(3)	(3)	(3)
Safety Measure—Reportable Rates	20%	4.99	3.24	3.07
Total	100%	50%	100%	200%

(1)	Payouts related to performance between threshold and target and between target and maximum were subject to straight-line interpolation.

(2)	Dollar amounts and metric tons of production are presented in thousands.

(3)	The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established.

Actual 2017 Results

In January 2018, the Compensation Committee reviewed the Company’s actual results for 2017 with respect to achievement of the performance goals. The Company achieved approximately $517.7 million of Adjusted EBITDA in 2017, resulting in the maximum payout of the bonus attributable to this goal; the Company achieved $101.3 million of certain capital expenditures in 2017, resulting in the maximum payout of the bonus attributable to this goal; the Company produced approximately 6.1 million tons of met coal from Mine No. 4 and Mine No. 7 in 2017, resulting in the maximum payout of the bonus attributable to this goal; the Company reduced its cash cost of production per metric ton in 2017 by approximately 10% below the target level, resulting in the maximum payout of the bonus attributable to this goal; and the Company achieved a reportable incident rate of 3.50 in 2017, resulting in a payout of 93% of the bonus attributable to this goal.

Actual results as a percentage of achievement were as follows for each performance measure:

	Percentage	Percentage
Performance Measures	Weighting of Target Award	Weighting Based on Actual Achievement
Financial Measures
Adjusted EBITDA	20%	40%
Capital Expenditures	20%	40%
Operational Measures
Metric Tons of Production	20%	40%
Cash Cost of Production per Metric Ton	20%	40%
Safety Measure—Reportable Rates	20%	18.51%
Total	100%	178.51%

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As a result of the Company’s performance against the foregoing performance goals, the Compensation Committee approved the following 2017 payout amounts for the NEOs under the Annual Incentive Program:

Name	Target Payout as a % of Base Salary	Threshold Award ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)
Walter J. Scheller, III	100%	307,270	614,539	1,229,078	1,097,013
Jack K. Richardson	100%	176,924	353,848	707,696	631,654
Dale W. Boyles	100%	168,270	336,539	673,078	600,755
Michael T. Madden	75%	122,908	245,816	491,633	438,807
Kelli K. Gant	75%	89,733	179,467	358,933	320,366

Long-Term Equity Incentives

In order to align the long-term interests of the NEOs with those of the Company and its stockholders, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. Long-term equity-based incentive compensation provides an opportunity for executive officers, including our NEOs, and other key employees to increase their ownership interest in the Company, thereby aligning our executives’ interests with those of our stockholders.

Pre-IPO Equity Awards

Prior to the IPO, we entered into restricted unit award agreements with each of our NEOs under which we granted three tranches of restricted units to our NEOs under the 2016 Equity Plan (the “Pre-IPO Grants”). In connection with the corporate conversion, the restricted units were converted into restricted shares. The terms of such awards are as follows:

➢	Vesting. Subject to the participant’s continued service on the relevant vesting date, the Pre-IPO Grants vest as follows:

(i)	Tranche A Restricted Shares: One-third (1/3) of such restricted shares will vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon an IPO occurring and at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties;

(ii)	Tranche B Restricted Shares: One-third (1/3) of such restricted shares will vest at such time as the Investors realize an internal rate of return equal to at least 30% and a return on investment in the Company equal to at least 3.5x, in each case, based on the cash proceeds received by the Investors; and

(iii)	Tranche C Restricted Shares: One-third (1/3) of such restricted shares will vest at such time as the Investors realize an internal rate of return equal to at least 37.5% and a return on investment in the Company equal to at least 4.5x, in each case, based on the cash proceeds received by the Investors.

In the event of the termination of the participant’s continuous service for any reason, the participant will forfeit any unvested restricted shares held as of the date of such termination without consideration. In the event of a “Change in Control” (as defined in the 2016 Equity Plan), any unvested Tranche A Restricted Shares held by the participant shall vest and any unvested Tranche B and Tranche C Restricted Shares shall vest, if at all, based on the Investors’ internal rate of return and return on investment in the Company realized by the Investors based on the cash proceeds received as a result of such transaction. Any Tranche B and Tranche C Restricted Shares that have not vested prior to, or do not become vested at, the time the Investors fully dispose of their investment in the Company shall be forfeited without consideration.

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➢	Rights as a Stockholder. The participant is the record owner of the restricted shares, and, as such, is entitled to all rights of a stockholder, provided that the voting rights with respect to restricted shares will be exercised by our Compensation Committee and the participant has executed an irrevocable voting proxy in favor of our Compensation Committee and (other than with respect to the “March Special Distribution,” as defined below, or as otherwise described below) any dividends or distributions payable with respect to the restricted shares shall be subject to the same vesting criteria of the underlying restricted awards and shall be paid to the participant at such time as the restricted shares vest.

Award Agreement Modifications

On March 31, 2017, the Board declared a dividend of $3.56 per share on outstanding shares of common stock of the Company (the “March Special Distribution”). However, with respect to all three tranches of the restricted shares granted under the Pre-IPO Grants, such distribution was held back in trust pending vesting of the underlying restricted shares. On June 1, 2017, the Compensation Committee approved a modification to the award agreements for the Pre-IPO Grants, waiving certain conditions to the payout of the March Special Distribution with respect to the restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March Special Distribution were released, and the remaining 50% would not be released until the restricted shares vested in accordance with the vesting terms described above.

In addition, the NEOs were permitted to elect to receive the portion of the March Special Distribution released from trust as described above with respect to their then unvested restricted shares (i) 100% in cash; (ii) 50% in cash and 50% in RSUs; or (iii) 100% in RSUs. Each of our NEOs elected to receive his or her amount 100% in RSUs, except for Mr. Boyles who elected to receive the released portion of the March Special Distribution in cash. The number of RSUs was determined based on the closing price of the Company’s common stock on May 17, 2017 of $17.05 per share. Therefore, on June 1, 2017, each of our NEOs received the number of RSUs set forth below (the “Distribution Grants”). Each of the Distribution Grants was made on June 1, 2017, pursuant to the terms of an award agreement under the 2017 Equity Plan. Such RSUs were fully vested on June 1, 2017 and will be settled in shares of common stock on a one-for-one basis on the earliest of (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee.

Name	Number of RSUs Received in Distribution Grant
Walter J. Scheller, III	24,515
Jack K. Richardson	12,258
Dale W. Boyles	—
Michael T. Madden	7,263
Kelli K. Gant	7,263

On November 2, 2017, the Board declared a dividend of $11.21 per share on outstanding shares of common stock of the Company (the “November Special Distribution”). With respect to both the Tranche B Restricted Shares and the Tranche C Restricted Shares granted to the NEOs in the Pre-IPO Grants, the internal rate of return and the return on investment are calculated based on the cash proceeds received by the Investors. Both the Tranche B Restricted Shares and the Tranche C Restricted Shares vested in full in connection with the November Special Dividend, resulting in the restrictions lapsing with respect to the following number of shares of common stock for each of our NEOs on November 2, 2017 (after the Company’s satisfaction of its tax withholding requirements): Mr. Scheller – 96,526 shares, Mr. Richardson – 50,991 shares, Mr. Boyles – 22,796 shares, Mr. Madden – 32,436 shares, and Ms. Gant – 32,436 shares. See the “Option Exercises and Stock Vested” table on page 48 for the value realized by each NEO in connection with such vesting event. The NEOs received the November Special Distribution with respect to the vested Tranche B Restricted Shares and Tranche C Restricted Shares, but such distribution was held back in trust with respect to the Tranche A Restricted Shares. The funds held in trust with respect to the November Special Distribution for the Tranche A Restricted Shares will not be released until such shares vest in accordance with the vesting terms described above.

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Post-IPO Equity Grants

All equity awards subsequent to the IPO have been granted under the 2017 Equity Plan. See “Equity Compensation Plans—2017 Equity Plan” beginning on page 49 for a description of our 2017 Equity Plan. The purpose of the 2017 Equity Plan is to provide equity as a component of executive compensation to assure external competitiveness of total compensation, to motivate our NEOs and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive’s employment terminates before the award vests. The Compensation Committee intends to grant annual and long-term equity incentive awards at a fixed time each year, generally at the time of the first regular meeting of the Compensation Committee in the year. The Compensation Committee also may approve equity incentive awards for individuals at the time of commencement of employment, promotion or other change in responsibilities.

Benefits and Perquisites

The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the NEOs. Every salaried employee is provided life insurance and accidental death coverage up to two times his or her base salary, subject to plan limits, at no charge to the employee. For an additional charge, the employee may obtain coverage of up to five times the employee’s base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.

Our NEOs also may participate on the same basis as all other eligible employees in the Warrior Met Coal, Inc. Salaried 401(k) Plan, a tax-qualified 401(k) savings plan (the “401(k) Plan”). The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. During 2017, the Company made a matching employer contribution in an amount equal to 100% of the first 5% of each plan participant’s elective deferrals, also subject to annual limits set by the Internal Revenue Service. All contributions to the 401(k) Plan are in the form of cash. Participants are immediately fully vested in the Company’s contributions and their own contributions to the 401(k) Plan. Amounts contributed by the Company in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement. All of our NEOs participated in the 401(k) Plan in 2017. The Company’s contributions to the 401(k) Plan in respect of 2017 can be found in the All Other Compensation column of the “Summary Compensation Table” on page 41 and in footnote 6 to such table.

The Company provides limited perquisites to the NEOs that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the NEOs. It is the Company’s general policy and practice not to reimburse executives for income taxes related to executive perquisites. Perquisites provided to the NEOs in 2017 are as set forth in the All Other Compensation column of the “Summary Compensation Table” on page 41 and in footnote 6 to such table.

Employment Agreements

The Company has entered into an employment agreement with each of the NEOs to help ensure the retention of those individuals critical to the future success of the Company. Each of these employment agreements was negotiated and entered into with the NEO at the respective time of hire. The employment agreements provide for a minimum base salary, subject to annual increases as the Compensation Committee determines to be appropriate, the right to receive an annual bonus with a target amount equal to a percentage of base salary, and the right to participate in all retirement, compensation and employee benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other executives of the Company.

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The employment agreements contain provisions for severance payments and benefits upon various termination events as an inducement to recruitment or retention, as applicable. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the employment agreements provide for severance payments and benefits upon various termination events occurring in connection with a change in control. The Company believes that such payments and benefits allow the executive officers to evaluate a potential transaction impartially without regard to self-interest. The change in control severance provisions contain a double trigger, such that an executive officer is not eligible for a severance payment unless the individual’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable employment agreement) within twelve (12) months following a change in control. The agreements do not provide the executive officers with rights to Code Section 280G gross-up payments and require the executive officers to comply with non-competition, non-disclosure and non-solicitation provisions in order to receive the severance payments. See “Employment Agreements” beginning on page 43 for a complete discussion of the arrangements with the NEOs.

2018 Compensation Actions

Base Salaries

At a meeting of the Compensation Committee held on January 29, 2018, the Compensation Committee established 2018 base salaries for the NEOs. The 2018 base salaries for the NEOs were increased by between 0% and 24.5%. See “Elements of 2017 Executive Compensation—Base Salaries” for a discussion of the various factors that the Compensation Committee considers when evaluating and establishing base salaries.

Annual Cash Incentive Awards

The Compensation Committee also approved the Company’s Annual Incentive Program for 2018 at its meeting held on January 29, 2018, including establishing the performance objectives that will determine the payouts under such program. All of the participants in the 2018 Annual Incentive Program, including the NEOs, are eligible to receive annual cash bonuses based on the achievement of financial, operational and safety goals for 2018. With respect to the NEOs, the Compensation Committee chose to continue to utilize the financial measures of Adjusted EBITDA and certain capital expenditures, the operational measures of metric tons of production and cash cost of production per metric ton, and the reportable incident rate. The Compensation Committee chose to base the 2018 Annual Incentive Program on these performance measures for the reasons described above under “Elements of 2017 Executive Compensation—Annual Cash Incentive Awards.”

The weightings of the performance measures for the NEOs were again set at 20% each for the five performance measures. Potential award payouts under the 2018 Annual Incentive Program will range from zero for below threshold performance to 50% of the target award for threshold performance, to 100% of the target award for performance at target, to 200% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold corresponding to a specified performance measure would result in the participant not receiving any portion of the payout award related to such performance measure.

The maximum total bonus award as a percentage of base salary that each NEO can receive in 2018 is 200% for each of Mr. Scheller, Mr. Richardson and Mr. Boyles and 150% for each of Mr. Madden and Ms. Gant. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our 2018 Annual Incentive Program for unexpected events that impact the Company’s financial results and achievement of the various performance measures. The Committee has a formalized process for making such adjustments to the incentive payouts and will disclose the reasons for and calculations of any such adjustments.

Equity Incentive Awards

The structure of equity incentive awards granted to NEOs and key employees was changed in 2018 to provide for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs, which are based on the Company’s performance in each of 2018, 2019 and 2020, and a minority of time-based RSUs, which vest ratably on each of the first three anniversaries of the date of grant. The Compensation Committee determined that this would further align the executives’ interests with that of the stockholders and with the Company’s performance. The total equity incentive award granted to each NEO for 2018 was based on an economic value derived from a multiple of the recipient’s base salary, based on his or her level of employment (CEO or executive). The recipient’s level of employment also determined the percentage of the equity award that is subject to time-based vesting and the percentage that is subject to performance-based vesting. In determining the multiple of the recipient’s base salary that was granted in equity and the percentage of the equity award that is subject to time-based and performance-based vesting for the 2018 equity awards, the Compensation Committee considered the recommendations of our CEO, individual and Company performance during 2017, the size of equity awards granted to executive officers serving in comparable positions at our peer companies, and market and other factors.

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Based upon these considerations, the Compensation Committee approved equity incentive awards to the NEOs on March 5, 2018 as follows: Mr. Scheller received 20% of his 2018 equity award in the form of time-based RSUs and 80% in the form of performance-based RSUs, and the other NEOs received 25% of their 2018 equity awards in the form of time-based RSUs and 75% in the form of performance-based RSUs. After determining the targeted dollar amount of compensation to be paid through equity grants (200% of base salary for Mr. Scheller ($1,300,000) and 100% of base salary for the other NEOs ($425,000 for Mr. Richardson, $400,000 for Mr. Boyles, $329,600 for Mr. Madden and $300,000 for Ms. Gant)), (i) the number of time-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant and (ii) the target number of performance-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant.

Based upon the formulas described above, the Compensation Committee approved 2018 grants of time-based RSUs and performance-based RSUs to the NEOs as follows:

Name	Number of Time-Based RSUs	Market Value of Time-Based RSUs on Grant Date ($)(1)	Target Number of Performance-Based RSUs	Market Value of Performance-Based RSUs on Grant Date ($)(1)
Walter J. Scheller, III	8,491	259,994	33,965	1,040,008
Jack K. Richardson	3,470	106,251	10,410	318,754
Dale W. Boyles	3,266	100,005	9,798	300,015
Michael T. Madden	2,691	82,398	8,073	247,195
Kelli K. Gant	2,449	74,988	7,348	224,996

(1)	The market value is based on the closing price of our common stock on the NYSE on March 5, 2018, the date of grant, multiplied by the number of RSUs.

The time-based RSUs granted to our NEOs in 2018 vest ratably on each of the first three anniversaries of the grant date, subject to the NEO continuing to be employed on the applicable vesting date, and settle through the delivery of one share of common stock for each vested RSU.

The performance-based RSUs settle through the delivery of a number of shares of common stock equal to 0% to 100% of the target number of RSUs, and the NEOs are eligible to earn one-third of the target number of RSUs based upon the Company’s performance in each of 2018, 2019 and 2020. The performance goals utilized for these awards are (i) the operational metrics of longwall feet of advance and continuous miner feet of advance and (ii) the financial metrics of cash cost of production per metric ton and total shareholder return. The Company’s performance in each year during the three-year period against the budgeted amounts for longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and the Company’s total shareholder return compared to its peer group will be measured following each year, and the earned shares, if any, will be paid out thereafter. The Compensation Committee chose to utilize these operational and financial metrics for the performance-based RSU awards for the reasons set forth below:

•	Longwall feet of advance and continuous miner feet of advance are two of the Company’s most important operating metrics;

•	Cash cost of production per metric ton reflects management’s focus on our key business strategy of maintaining and further improving our low-cost operating profile; and

•	Total shareholder return reflects that our executive compensation program should align management’s interests with those of our stockholders and incentivize performance relative to the Company’s peers.

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Each of the four performance metrics is weighted 25%. To the extent achievement levels of the various performance metrics fall between threshold and target for any year, payouts for such year shall be interpolated on a straight-line basis. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our 2018 long-term performance-based RSU awards for unexpected events that impact the Company’s financial results and achievement of the performance measures, and will disclose the reasons for and calculations of any such adjustments.

Compensation Recoupment Policies

The Board of Directors has adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant of the Company in certain circumstances. If any of the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where the Company has been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), the Company may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to such individual with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

Prohibition on Pledging and Hedging of Company Stock

The Board of Directors has adopted a Supplemental Policy Concerning Trading in Company Securities by Certain Designated Persons that prohibits directors, officers and other employees from engaging in hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds, involving our securities that are designed to hedge or offset a decrease in market value of the Company’s securities. Holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan without an exception granted by the Company’s Compliance Officer is also prohibited. None of our directors or officers has pledged the Company’s securities as collateral for a loan.

Equity Retention Requirements for Executive Officers

On February 13, 2018, the Board of Directors, at the recommendation of the Compensation Committee, implemented equity retention requirements for the Company’s executive officers. Executive officers are required to retain 80% of certain of their vested equity until the Company’s Principal Stockholders collectively own less than 10% of the Company’s outstanding stock or three of the Principal Stockholders each own less than 5% of the Company’s outstanding stock. Additional information regarding the beneficial stock ownership of the executive officers can be found in the “Security Ownership of Certain Beneficial Owners and Management” table on page 64.

Tax and Accounting Matters

Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our shareholders under the Exchange Act. However, an exemption exists for newly public companies pursuant to which the $1 million deduction limit does not apply to compensation paid under a plan that existed while the company was private during a “transition period” that expires upon the earliest of: (i) the expiration of the plan, (ii) a material modification of the plan, (iii) the issuance of all the stock or other compensation reserved under the plan, and (iv) the first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which the IPO occurs. Under this exception, awards of restricted stock granted prior to or during the transition period will not be subject to the deduction limit, even if the compensation recognized upon the vesting of restricted stock is recognized after the end of the transition period. Awards of RSUs or phantom stock arrangements granted prior to or during the transition period are not subject to the deduction limit only if such awards are settled or paid during the transition period.

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Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation and, as a result, all compensation in excess of $1 million paid to the specified executives will not be deductible for fiscal years beginning after December 31, 2017. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based payments, including under its 2016 Equity Plan and 2017 Equity Plan, in accordance with the requirements of the FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”). The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Gareth Turner, Chairman

Michael Addeo

J. Brett Harvey

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of the Company’s NEOs for the fiscal years ended December 31, 2017 and December 31, 2016.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Walter J. Scheller, III(7)	2017	614,539	—	1,125,738	—	1,097,013	—	724,999	3,562,289
Chief Executive Officer	2016	634,231	—	1,225,463	—	480,000	—	46,916	2,386,610

Jack K. Richardson	2017	353,848	—	562,902	—	631,654	—	372,798	1,921,202
Chief Operating Officer	2016	242,656	75,000	612,768	—	280,000	—	92,550	1,302,974

Dale W. Boyles(8)	2017	336,539	555,000	804,208	—	600,755	—	133,630	2,430,132
Chief Financial Officer	—	—	—	—	—	—	—	—	—

Michael T. Madden	2017	327,755	—	333,552	—	438,807	—	234,125	1,334,239
Chief Commercial Officer	2016	328,380	35,000	363,100	—	192,000	—	38,952	957,432

Kelli K. Gant(9)	2017	239,289	—	333,552	—	320,366	—	231,035	1,124,242
Chief Administrative Officer and Secretary	—	—	—	—	—	—	—	—	—

(1)	Our NEOs include each person who served as the principal executive officer or the principal financial officer during 2017 and the three most highly compensated other executive officers serving as executive officers on December 31, 2017. Compensation is reflected for each of the last two years in which such employee was a NEO.

(2)	Mr. Richardson’s 2016 base salary was pro-rated based on his start date with Warrior Met Coal, LLC on March 21, 2016. Messrs. Scheller, Richardson and Madden received total base salaries of $634,231, $242,656 and $328,380, respectively, in 2016, including $429,231 from the Company following the Asset Acquisition and $205,000 from the Company prior to the Asset Acquisition for Mr. Scheller, $232,500 from the Company following the Asset Acquisition and $10,156 from the Company prior to the Asset Acquisition for Mr. Richardson, and $228,923 from the Company following the Asset Acquisition and $99,457 from the Company prior to the Asset Acquisition for Mr. Madden.

(3)	For 2017, the amounts reported include (i) a discretionary bonus of $500,000 paid to Mr. Boyles on July 7, 2017 generally in connection with the IPO of the Company pursuant to the terms of his employment agreement and (ii) a signing bonus of $55,000 paid to Mr. Boyles in January 2017, also pursuant to the terms of his employment agreement. For 2016, the amounts reported include discretionary cash bonuses of $75,000 and $35,000 paid to Messrs. Richardson and Madden, respectively, on August 8, 2016 under a bonus plan to incentivize performance within the first 100 days following the Asset Acquisition.

(4)	The amounts in this column represent (i) for 2017, (A) the grant date fair value of the Pre-IPO Grant to Mr. Boyles on January 1, 2017 and (B) the incremental fair values of the Pre-IPO Grants due to the modification in 2017 of the award agreements with respect to such grants in connection with the March Special Distribution and (ii) for 2016, the grant date fair values of the Pre-IPO Grants, all as computed in accordance with FASB ASC Topic 718 and reflecting our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017. Assumptions used in the calculation of these amounts are set forth in Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The grant date fair value of the Distribution Grants to the NEOs made on June 1, 2017 was zero. The value of the entire March Special Distribution, including the Distribution Grants, is reflected in the incremental fair values described above.

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(5)	These amounts reflect cash incentive awards earned by our NEOs under the 2017 Annual Incentive Program and the 2016 Annual Incentive Program. The awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” The amounts earned by our NEOs under the 2016 Annual Incentive Program were previously reported in the Bonus column. Employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the annual cash incentive awards, see “Elements of 2017 Executive Compensation—Annual Cash Incentive Awards” beginning on page 30.

(6)	All Other Compensation for 2017 for each NEO includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to 401(k) Plan ($)	Dividends on Stock Awards ($)(b)	Perquisites ($)(c)	Total ($)
Walter J. Scheller, III	21,494	13,500	675,475	14,530	724,999
Jack K. Richardson	20,322	13,500	337,755	1,221	372,798
Dale W. Boyles	19,516	13,500	61,239	39,375	133,630
Michael T. Madden	19,333	13,500	200,130	1,162	234,125
Kelli K. Gant	2,825	13,500	200,130	14,580	231,035

(a)	Represents life, death, disability, health and/or long-term disability insurance premiums paid by the Company.

(b)	Represents amounts paid pursuant to regular quarterly dividends and the November Special Distribution on then unvested Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares and vested but unsettled RSUs, as applicable. See “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Award Agreement Modifications” on page 34 for a further discussion of these stock awards. These amounts do not include the March Special Distribution, as the grant date fair values of the underlying unvested Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares were adjusted in 2017 to take into account the March Special Distribution, with such incremental fair values being reported in 2017 in the Stock Awards column of the “Summary Compensation Table.”

(c)	For Mr. Scheller, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Mr. Richardson, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events. For Mr. Boyles, the amount includes a car allowance, personal use of Company-purchased tickets to sporting events, and $25,494 of temporary living expenses. For Mr. Madden, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events. For Ms. Gant, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events.

(7)	Mr. Scheller currently serves on our Board of Directors but does not receive any additional compensation for his service as a director.

(8)	Mr. Boyles became the Chief Financial Officer of the Company effective January 1, 2017.

(9)	Compensation information is not provided for Ms. Gant for 2016 because Ms. Gant was not a NEO for that year.

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Employment Agreements

Walter J. Scheller, III. We entered into an employment agreement with Walter J. Scheller, III effective April 1, 2016, pursuant to which Mr. Scheller serves as our Chief Executive Officer and as a member of our Board. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Scheller’s annual base salary is $600,000. Effective March 1, 2017, his annual base salary was increased to $618,000. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board. In addition, pursuant to his employment agreement, Mr. Scheller was eligible to, however, he ultimately did not, receive an award under a bonus plan to incentivize performance within the first 100 days following the Asset Acquisition.

In the event that we terminate Mr. Scheller’s employment without “Cause” (as defined below) or Mr. Scheller resigns for “Good Reason” (as defined below), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Scheller, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Scheller’s employment without Cause or Mr. Scheller resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance in an amount equal to two times his base salary, payable as a lump sum and in lieu of the severance described above.

Jack K. Richardson. We entered into an employment agreement with Jack K. Richardson effective April 1, 2016, pursuant to which Mr. Richardson serves as our Chief Operating Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Richardson’s annual base salary was $325,000. Effective January 1, 2017, his annual base salary was increased to $355,000. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board. In addition, pursuant to his employment agreement, Mr. Richardson was eligible to receive an award under a bonus plan to incentivize performance within the first 100 days following the Asset Acquisition.

In the event that we terminate Mr. Richardson’s employment without “Cause” (as defined below) or Mr. Richardson resigns for “Good Reason” (as defined below), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Richardson, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Richardson’s employment without Cause or Mr. Richardson resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

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Dale W. Boyles. We entered into an employment agreement with Dale W. Boyles effective January 1, 2017, pursuant to which Mr. Boyles serves as our Chief Financial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Boyles’ annual base salary is $350,000. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board. Mr. Boyles also received a signing bonus of $55,000 and a grant of restricted units pursuant to the 2016 Equity Plan, which were converted into restricted shares of common stock in connection with the corporate conversion. In addition, Mr. Boyles was eligible for a bonus of up to $500,000 generally in connection with (i) an initial public offering of the Company or our subsidiaries, (ii) the acquisition of more than 50% of the combined voting power of the Company, (iii) the disposition of all or substantially all of the business or assets of the Company or (iv) any merger or consolidation of the Company. On July 7, 2017, the Company made a payment of $500,000 to Mr. Boyles pursuant to the preceding sentence.

In the event that we terminate Mr. Boyles’ employment without “Cause” (as defined below) or Mr. Boyles resigns for “Good Reason” (as defined below), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Boyles, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Boyles’ employment without Cause or Mr. Boyles resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Michael T. Madden. We entered into an employment agreement with Michael T. Madden effective April 1, 2016, pursuant to which Mr. Madden serves as our Chief Commercial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Madden’s annual base salary is $320,000. Effective March 1, 2017, his annual base salary was increased to $329,600. He is eligible to receive an annual bonus with a target award equal to 75% of his base salary contingent upon the achievement of performance goals approved by our Board. In addition, pursuant to his employment agreement, Mr. Madden was eligible to receive an award under a bonus plan to incentivize performance within the first 100 days following the Asset Acquisition.

In the event that we terminate Mr. Madden’s employment without “Cause” (as defined below) or he resigns for “Good Reason” (as defined below), subject to Mr. Madden’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Madden with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Madden, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Madden’s employment without Cause or Mr. Madden resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Madden’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Madden with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Kelli K. Gant. We entered into an employment agreement with Kelli K. Gant effective April 1, 2016, pursuant to which Ms. Gant serves as our Chief Administrative Officer. The term of the agreement is indefinite. Pursuant to her employment agreement, Ms. Gant’s annual base salary is $230,000. Effective March 1, 2017, her annual base salary was increased to $241,500. She is eligible to receive an annual bonus with a target award equal to 75% of her base salary contingent upon the achievement of performance goals approved by our Board. In addition, pursuant to her employment agreement, Ms. Gant was eligible to receive an award under a bonus plan to incentivize performance within the first 100 days following the Asset Acquisition.

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In the event that we terminate Ms. Gant’s employment without “Cause” (as defined below) or she resigns for “Good Reason” (as defined below), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance as follows: (i) an amount equal to one times her base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Ms. Gant, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Ms. Gant’s employment without Cause or Ms. Gant resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in her employment agreement), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance in an amount equal to one and one-half times her base salary, payable as a lump sum and in lieu of the severance described above.

If any of our financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where we have been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), we may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to our NEOs with respect to any fiscal year for which the financial results are negatively affected by such restatement.

Each of the NEOs is subject to a (i) 12-month post-termination non-competition covenant relating to our or our subsidiaries’ business, (ii) 24-month post-termination non-solicitation covenant in respect of our or our subsidiaries’ or affiliates’ employees, representatives, agents, consultants, customers, suppliers, licensees, licensors and other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

For purposes of these employment agreements, “Cause” means the applicable executive’s (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud; (ii) engaging in conduct that constitutes fraud or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (iv) breach of any material terms of the executive’s employment, which results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (v) continued willful failure to substantially perform the executive’s duties; or (vi) breach of any of our or our affiliate’s material policies that is applicable to employees generally that is reasonably likely to result in demonstrable harm to the Company or our affiliate.

For purposes of these employment agreements, “Good Reason” means the applicable executive’s voluntary resignation after any of the following actions taken by the Company without the executive’s written consent: (i) a material diminution in the executive’s title or authority; (ii) any material failure to pay compensation when due; (iii) a reduction in base pay or bonus opportunity other than reductions applicable to senior executives generally occurring; (iv) relocation of the executive’s principal place of business by more than 50 miles that materially increases the executive’s commute; or (v) any other material breach of the applicable employment agreement by the Company.

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GRANTS OF PLAN-BASED AWARDS

The following table discloses the potential payouts for annual cash incentive awards granted in 2017 under the 2017 Annual Incentive Program and the restricted units (as converted into restricted shares) and RSUs granted to the NEOs pursuant to the 2016 Equity Plan and the 2017 Equity Plan, respectively, during the year ended December 31, 2017. The disclosures in the table reflect our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)		Options (#)	Awards ($/Sh)	Awards ($)(2)
Walter J. Scheller, III	—	307,270	614,539	1,229,078	—	—	—	—		—	—	—
	6/1/2017	—	—	—	—	—	—	24,515	(3)	—	—	0

Jack K. Richardson	—	176,924	353,848	707,696	—	—	—	—		—	—	—
	6/1/2017	—	—	—	—	—	—	12,258	(3)	—	—	0

Dale W. Boyles	—	168,270	336,539	673,078	—	—	—	—		—	—	—
	1/1/2017	—	—	—	—	—	—	47,067	(4)	—	—	804,208

Michael T. Madden	—	122,908	245,816	491,633	—	—	—	—		—	—	—
	6/1/2017	—	—	—	—	—	—	7,263	(3)	—	—	0

Kelli K. Gant	—	89,733	179,467	358,933	—	—	—	—		—	—	—
	6/1/2017	—	—	—	—	—	—	7,263	(3)	—	—	0

(1)	The amounts in these three columns represent possible cash payments under our 2017 Annual Incentive Program as discussed under “Elements of 2017 Executive Compensation—Annual Cash Incentive Awards” beginning on page 30. Actual payments made to the NEOs under the 2017 Annual Incentive Program were paid in February 2018 and are reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” on page 41.

(2)	The values shown in the table are grant date fair values of the equity awards granted in 2017 computed in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The grant date fair value of the Distribution Grants to the NEOs made on June 1, 2017 was zero. See footnote 4 to the “Summary Compensation Table” on page 41 for a further discussion of the Distribution Grants.

(3)	Represents time-based awards in the form of RSUs payable in the Company’s common stock. The RSUs granted on June 1, 2017 under the 2017 Equity Plan were fully vested as of the date of grant and will be settled in shares of common stock on a one-for-one basis on the earliest of (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee. See “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Award Agreement Modifications” on page 34 for a further discussion of the time-based RSU awards.

(4)	Represents Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares granted on January 1, 2017 under the 2016 Equity Plan that vest upon various conditions. See “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Pre-IPO Equity Awards” on page 33 for a further discussion of the Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards of the NEOs as of December 31, 2017 and reflects our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Walter J. Scheller, III	4/1/2016	78,445	1,972,892	—	—

Jack K. Richardson	4/20/2016	39,225	986,509	—	—

Dale W. Boyles	1/1/2017	15,689	394,578	—	—

Michael T. Madden	4/20/2016	23,243	584,561	—	—

Kelli K. Gant	4/20/2016	23,243	584,561	—	—

(1)	Represents Tranche A Restricted Shares that will settle in shares of the Company’s common stock. The restricted units (as converted into restricted shares) granted on the dates set forth above under the 2016 Equity Plan vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. See “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Pre-IPO Equity Awards” on page 33 for a further discussion of the Tranche A Restricted Shares.

(2)	The market value is based on the closing price of our common stock on the NYSE on December 29, 2017, the last trading day of 2017, of $25.15, multiplied by the number of shares.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the exercise of options and the vesting of restricted shares for the NEOs during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Walter J. Scheller, III	—	—	181,407	4,636,709
Jack K. Richardson	—	—	90,708	2,318,471
Dale W. Boyles	—	—	31,378	840,303
Michael T. Madden	—	—	53,749	1,373,813
Kelli K. Gant	—	—	53,749	1,373,813

(1)	Represents (a) RSUs granted on June 1, 2017 under the 2017 Equity Plan that were fully vested as of the date of grant and will be settled in shares of common stock on a one-for-one basis on the earliest of (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee, and (b) Tranche B Restricted Shares and the Tranche C Restricted Shares that vested in full in connection with the November Special Dividend. See “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Award Agreement Modifications” on page 34 for a further discussion of the time-based RSUs and restricted share awards.

(2)	The value realized upon the vesting of RSUs (which were fully vested on the date of grant) and restricted shares is calculated based upon the closing price of our common stock on the NYSE on the applicable vesting date and before the payment of any applicable withholding taxes or brokerage commissions.

Equity Compensation Plans

2016 Equity Plan

In connection with the Asset Acquisition, we adopted the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”), as described below, under which awards of restricted units and phantom units were granted to certain of our employees and directors pursuant to the terms of written agreements. In connection with the corporate conversion, these awards were converted into awards in respect of shares of our common stock. The 2016 Equity Plan remains in effect with respect to such converted awards. However, no further awards will be granted under the 2016 Equity Plan. Our Compensation Committee administers the 2016 Equity Plan and, in general, may suspend or terminate the plan at any time. In addition, in general, our Board may amend, supplement, modify and restate the 2016 Equity Plan at any time. The 2016 Equity Plan will terminate automatically on March 31, 2026.

➢	Adjustments in Capitalization. In the event of (i) any extraordinary non-cash dividend or other distribution other than an ordinary dividend (whether in the form of cash, shares, other securities or property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets or equity securities, or exchange of shares or other of our securities, issuance of warrants or other rights to purchase shares or other of our securities, or other similar corporate transaction or event (including without limitation a “Change in Control” (as defined in the 2016 Equity Plan)) that affects the shares of common stock, appropriate equitable adjustments (as determined by our Compensation Committee) will be made to the number and kind of shares (or other securities or property) subject to outstanding awards to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2016 Equity Plan or with respect to an award. In addition, our Compensation Committee may terminate any outstanding award and provide for the purchase of any such award in cash or the replacement of such award with other rights or property.

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➢	Change in Control. In the event of a “Change in Control,” our Compensation Committee may generally provide that, with respect to any particular outstanding award or awards, any restricted period imposed upon such award or awards will expire immediately.

➢	Nontransferability. Awards under the 2016 Equity Plan are subject to transfer restrictions as set forth in the plan.

➢	Restrictive Covenants. The 2016 Equity Plan subjects participants to a (i) 18-month post-termination non-competition covenant relating to the coal mining business, (ii) 18-month post-termination non-solicitation covenant in respect to our or our affiliates’ employees, consultants, customer, supplier, licensee, licensor or other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

➢	No Rights as a Stockholder. No participant shall be deemed to be the stockholder of, or to have any of the rights of a holder with respect to, any shares subject to such award unless and until such shares have been delivered to such participant upon satisfaction of the conditions, if any, for such delivery.

In connection with the IPO, Class C units, including Class C units subject to awards issued under the 2016 Equity Plan, converted into an aggregate of 805,083 shares of our common stock in connection with the corporate conversion, as described under “Corporate History and Structure—IPO and Corporate Structure.” See “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Pre-IPO Equity Awards” on page 33 for a further discussion of the Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares granted under the 2016 Equity Plan.

Award Agreement Modifications

As described above under “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Award Agreement Modifications,” the Board declared the March Special Distribution on March 31, 2017. However, with respect to all three tranches of the restricted shares granted under the Pre-IPO Grants, such distribution was held back in trust pending vesting of the underlying restricted shares. On June 1, 2017, the Compensation Committee approved a modification to the award agreements for the Pre-IPO Grants, waiving certain conditions to the payout of the March Special Distribution with respect to the restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March Special Distribution were released, and the remaining 50% would not be released until the restricted shares vested in accordance with the vesting terms described above.

The NEOs and Mr. Williams were permitted to elect to receive the portion of the March Special Distribution released from trust with respect to their then unvested restricted shares (i) 100% in cash; (ii) 50% in cash and 50% in RSUs; or (iii) 100% in RSUs. Messrs. Scheller, Richardson, Madden and Williams and Ms. Gant elected to receive his or her amount 100% in RSUs, and Mr. Boyles elected to receive his amount in cash. The RSUs were granted on June 1, 2017 and the number of RSUs was determined based on the closing price of the Company’s common stock on May 17, 2017 of $17.05 per share (the “Distribution Grants”). Pursuant to the terms of an award agreement under the 2017 Equity Plan, the Distribution Grants were fully vested on June 1, 2017 and will be settled in shares of common stock on a one-for-one basis on the earliest of (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee.

2017 Equity Plan

In connection with the IPO, we adopted the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below. Awards previously issued and outstanding under the 2016 Equity Plan will continue to be governed by the 2016 Equity Plan. However, no further awards will be granted under the 2016 Equity Plan.

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The following is a summary of the material terms and provisions of our 2017 Equity Plan.

➢	Eligibility. Our directors, officers, employees, consultants and advisors and those of our affiliated companies, as well as those who have accepted offers of employment or consultancy from us or our affiliated companies, are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the 2017 Equity Plan.

➢	Shares Subject to the 2017 Equity Plan. The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards under the 2017 Equity Plan, including incentive stock options, will be equal to 5,938,059 shares of our common stock, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. Use of shares of common stock to pay the required exercise price or tax obligations, or shares not issued in connection with settlement of a stock option or stock appreciation right (“SAR”) or that are used or withheld to satisfy tax obligations of the participant, shall, notwithstanding anything herein to the contrary, not be available again for other awards under the 2017 Equity Plan. If any outstanding award expires, is canceled, forfeited or settled in cash, the shares allocable to that award will again be available for grant under the 2017 Equity Plan.

➢	Award Limitations. In addition to the aggregate limit on the number of shares of common stock that may be awarded under the 2017 Equity Plan, the following limitations also apply to the issuance of awards under the 2017 Equity Plan: (1) subject to adjustment for certain corporate events, the maximum number of shares of common stock with respect to which awards may be granted to any single participant during any single calendar year is (a) 1,484,515 shares of common stock with respect to stock options (all of which may be granted as incentive stock options) or SARs, and (b) 1,484,515 shares of common stock with respect to performance compensation awards (or in the event a performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1,484,515 shares of common stock; (2) the maximum amount that can be paid to any single participant during any one calendar year pursuant to a cash bonus award under the Plan is $10,000,000; and (3) subject to adjustment for certain corporate events, no more than 296,903 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.

➢	Administration. Our Compensation Committee administers the 2017 Equity Plan. Among other responsibilities, our Compensation Committee selects participants and determine the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards (including exercise price, methods of payment and vesting schedules), may accelerate the vesting or exercisability of, or the lapse of restrictions on, awards, and may make any other determination and take any other action that it deems necessary or desirable to administer the 2017 Equity Plan.

➢	Amendment or Termination. The 2017 Equity Plan will terminate on the tenth anniversary of its adoption by our Board and approval by our stockholders, unless terminated earlier by our Board. No awards will be granted under the 2017 Equity Plan after that date, but awards granted prior to that date may continue beyond such date, subject to the terms and conditions of the 2017 Equity Plan. Our Board may amend or terminate the 2017 Equity Plan (or any portion thereof) at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. If any amendment or termination would materially and adversely affect the rights of any participant, such amendment or termination will not become effective unless the affected participant consents.

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➢	Types of Awards. Our Compensation Committee may grant the following types of awards to participants under the 2017 Equity Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, unrestricted shares of common stock, other awards denominated in common stock, performance share awards and performance cash bonuses.

➢	Performance Criteria. Our Compensation Committee is responsible for determining, in its sole discretion, the performance goals applicable to each performance award and the periods during which the performance is measured. The performance criteria that are used to establish performance goals for performance awards granted under the 2017 Equity Plan are based on our and/or our affiliates’, divisions’ or operational units’ attainment of specific levels of performance, and are set forth in the Plan.

➢	Change in Control. In the event of a “Change in Control,” our Compensation Committee may provide that, with respect to any particular outstanding award or awards, (i) all options and SARs will become immediately exercisable as of a time prior to the “Change in Control,” (ii) any restricted period imposed upon awards will expire as of a time prior to the “Change in Control,” and (iii) any performance periods in effect on the date of the “Change in Control” shall end, the extent to which performance goals have been met with respect to each such performance period will be determined, and participants will receive payment of awards for such performance periods, based upon the determination of the degree of attainment of the performance goals, the assumption that the applicable “target” levels of performance have been attained or on such other basis determined by our Compensation Committee.

See “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Award Agreement Modifications” on page 34 and “2018 Compensation Actions—Equity Incentive Awards” on page 36 for a further discussion of the time-based and performance-based RSUs that have been granted under the 2017 Equity Plan. Our Compensation Committee intends to make all future grants under the 2017 Equity Plan.

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POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR

CHANGE IN CONTROL

The following table summarizes potential payments, rights and benefits to our NEOs under contracts, agreements, plans or arrangements with the Company upon a termination of employment or change in control, assuming either event occurred on December 31, 2017. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, they are excluded from this table.

The Employment Agreements with our NEOs contain severance provisions pursuant to which the NEOs are entitled to certain payments or benefits upon a termination without “cause,” for “good reason” or due to death or disability, as well as upon a termination without “cause” or for “good reason” following a “change in control” (as such terms are defined in the Employment Agreements). See “Employment Agreements” on page 43 for further information regarding such payments and benefits. Additionally, the award agreements pursuant to which restricted shares and RSUs have been granted under the 2016 Equity Plan and the 2017 Equity Plan provide for accelerated vesting or settlement, as applicable, of the outstanding awards upon various termination events or a change in control. See footnotes 2 and 3 to the following table for details regarding the treatment of the outstanding restricted shares and RSUs upon such termination events or a change in control.

Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid to our NEOs can only be determined upon an actual termination of employment or change in control. As provided in the Employment Agreements with the NEOs, in the event a NEO breaches or violates the restrictive covenants contained therein or does not enter into a separation agreement and general release of claims, certain of the amounts described below may be subject to forfeiture. See “Employment Agreements” on page 43 for further information regarding such restrictions and requirements.

Name	Cash Severance ($)(1)	Accelerated Vesting of Unvested Restricted Stock ($)(2)	Accelerated Settlement of Vested RSU Awards ($)(3)	Total ($)

Termination by the Company Without Cause or by the NEO for Good Reason
Walter J. Scheller, III	1,715,013	—	616,552	2,331,565
Jack K. Richardson	986,654	—	308,289	1,294,943
Dale W. Boyles	950,755	—	—	950,755
Michael T. Madden	768,407	—	182,664	951,071
Kelli K. Gant	561,866	—	182,664	744,530

Termination by the Company Without Cause or by the NEO for Good Reason within 12 Months Following a Change in Control
Walter J. Scheller, III	1,236,000	1,972,892	616,552	3,825,444
Jack K. Richardson	532,500	986,509	308,289	1,827,298
Dale W. Boyles	525,000	394,578	—	919,578
Michael T. Madden	494,400	584,561	182,664	1,261,625
Kelli K. Gant	362,250	584,561	182,664	1,129,475

Termination of the NEO’s Employment or Service Due to Death or Disability
Walter J. Scheller, III	—	—	616,552	616,552
Jack K. Richardson	—	—	308,289	308,289
Dale W. Boyles	—	—	—	—
Michael T. Madden	—	—	182,664	182,664
Kelli K. Gant	—	—	182,664	182,664

Termination of the NEO’s Employment or Service Due to Any Other Reason
Walter J. Scheller, III	—	—	616,552	616,552
Jack K. Richardson	—	—	308,289	308,289
Dale W. Boyles	—	—	—	—
Michael T. Madden	—	—	182,664	182,664
Kelli K. Gant	—	—	182,664	182,664

Change in Control
Walter J. Scheller, III	—	1,972,892	616,552	2,589,444
Jack K. Richardson	—	986,509	308,289	1,294,798
Dale W. Boyles	—	394,578	—	394,578
Michael T. Madden	—	584,561	182,664	767,225
Kelli K. Gant	—	584,561	182,664	767,225

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(1)	The cash severance for each NEO in the event of a Termination by the Company Without Cause or by the NEO for Good Reason represents an amount equal to one times base salary, payable in substantially equal installments for one year following the date of such termination, and, if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year, as specified in the Employment Agreements with our NEOs.

The cash severance for Mr. Scheller in the event of a Termination by the Company Without Cause or by the NEO for Good Reason within 12 Months Following a Change in Control represents an amount equal to two times base salary, payable in a lump sum, as specified in his Employment Agreement. The cash severance for each of Mr. Richardson, Mr. Boyles, Mr. Madden and Ms. Gant in the event of a Termination by the Company Without Cause or by the NEO for Good Reason within 12 Months Following a Change in Control represents an amount equal to one and one-half times base salary, payable in a lump sum, as specified in the Employment Agreements with such NEOs. See “Employment Agreements” on page 43 for further information about such payments.

(2)	The amounts presented in this column reflect the value of the accelerated vesting of all unvested Tranche A Restricted Shares, which has been determined based on the closing price of our common stock on the NYSE on December 29, 2017, the last trading day of 2017, of $25.15, multiplied by the number of shares.

Prior to the IPO, we entered into restricted unit award agreements with each of our NEOs under which we granted three tranches of restricted units (as converted into restricted shares) to our NEOs under the 2016 Equity Plan (the “Pre-IPO Grants”). The Pre-IPO Grants consisted of Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares, and both the Tranche B Restricted Shares and the Tranche C Restricted Shares vested in full in November 2017 in connection with the November Special Dividend, as discussed under “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Award Agreement Modifications” on page 34. The Tranche A Restricted Shares vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. Subject to exceptions at the discretion of the Compensation Committee, in the event of the termination of a NEO’s employment for any reason, he or she will forfeit any unvested Tranche A Restricted Shares held as of the date of such termination without consideration. In the event of a “Change in Control” (as defined in the 2016 Equity Plan), any unvested Tranche A Restricted Shares held by the NEO shall vest in full.

(3)	The amounts presented in this column reflect the value of the accelerated settlement of vested RSUs, which has been determined based on the closing price of our common stock on the NYSE on December 29, 2017, the last trading day of 2017, of $25.15, multiplied by the number of RSUs.

On March 31, 2017, the Board declared the March Special Distribution on outstanding shares of common stock of the Company, as discussed under “Elements of 2017 Executive Compensation—Long-Term Equity Incentives—Award Agreement Modifications” on page 34. With respect to all three tranches of the restricted shares granted under the Pre-IPO Grants, such distribution was held back in trust pending vesting of the underlying restricted shares. However, on June 1, 2017, the Compensation Committee approved a modification to the award agreements for the Pre-IPO Grants, waiving certain conditions to the payout of the March Special Distribution with respect to the unvested restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March Special Distribution were released, and the NEOs were permitted to elect to receive this portion of the March Special Distribution released from trust in cash or RSUs, or a combination thereof. Each of our NEOs elected to receive his or her amount 100% in RSUs, except for Mr. Boyles who elected to receive the released portion of the March Special Distribution in cash. Therefore, on June 1, 2017, each of our NEOs (except Mr. Boyles) received RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan (the “Distribution Grants”). The RSUs granted pursuant to the Distribution Grants were fully vested on June 1, 2017 and, subject to exceptions at the discretion of the Compensation Committee, will be settled in shares of common stock on a one-for-one basis on the earliest of (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the NEO’s separation from service with the Company or its affiliates; or (iv) death of the NEO.

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DIRECTOR COMPENSATION

The Compensation Committee evaluates and recommends to the Board of Directors the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant’s access to external market data to determine the pay practices of similarly situated companies in respect of their directors, and uses this data as a reference point in determining director fees and equity awards.

Under our current director compensation program, certain members of our Board of Directors who are not affiliated with our Principal Stockholders (J. Brett Harvey and Alan H. Schumacher) receive (i) an annual cash retainer (payable monthly in advance) of $60,000 and (ii) an annual award of RSUs granted under our 2017 Equity Plan in an aggregate amount equal to $75,000, vesting ratably in three annual installments and settling in shares of common stock on a one-for-one basis within ten days following the applicable vesting date. Additionally, the chairman of the Audit Committee receives an annual cash retainer (payable monthly in advance) of $10,000 and the lead independent director receives an annual cash retainer of $10,000. We do not pay meeting fees to our directors.

Mr. Williams, who serves as Chairman of our Board of, received an annual fee of $150,000 in 2017 and will receive an annual fee of $150,000 in 2018. He was also eligible for an incentive target of 100% of his annual fee, granted in cash or stock, based on our annual incentive program for management as approved by our Compensation Committee, pursuant to which he received $267,765 in February 2018 based on 2017 performance, and he is eligible for this same incentive target in 2018. See “Elements of 2017 Executive Compensation—Annual Cash Incentive Awards” beginning on page 30 for a discussion of our 2017 Annual Incentive Program and “2018 Compensation Actions—Annual Cash Incentive Awards” beginning on page 36 for a discussion of our 2018 Annual Incentive Program. Mr. Williams also received equity awards on February 24, 2017, April 19, 2017 and June 1, 2017, as described below under “Director Equity Awards.”

In addition to the compensation described above, each of our directors is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including the cost of travel, lodging, food and related expenses, and participation in director education programs. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law. We have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in Delaware law.

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The following table provides compensation information for the non-employee members of our Board for the year ended December 31, 2017.

2017 Director Compensation

Name (1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Stephen D. Williams	150,000	808,291	—	267,765	—	216,826	1,442,882
Michael Addeo	—	—	—	—	—	—	—
Keith Luh	—	—	—	—	—	—	—
J. Brett Harvey	40,000	74,988	—	—	—	—	114,988
Blaine MacDougald	—	—	—	—	—	—	—
Matthew R. Michelini	—	—	—	—	—	—	—
Alan H. Schumacher	50,000	74,988	—	—	—	—	124,988
Gareth Turner	—	—	—	—	—	—	—

(1)	Walter J. Scheller, III, the Company’s CEO, is not included in this table as he is, and at all times during 2017 was, an employee of the Company and thus received no compensation for his service as director. The compensation received by Mr. Scheller as an employee of the Company is shown in the “Summary Compensation Table” on page 41.

(2)	The amounts in the table above reflect (i) the grant date fair value of the restricted stock and RSUs granted in 2017 and (ii) the incremental fair value of Mr. Williams’ restricted shares that he received in 2016 due to the modification in 2017 of the award agreements with respect to such grants in connection with the March Special Distribution, as described below under “Director Equity Awards—Award Agreement Modifications,” all as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“Accounting Standards Codification Topic 718”). Further detail surrounding the restricted stock and RSUs awarded, the method of valuation and the assumptions made are set forth in Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. The grant date fair values of the equity granted to Mr. Williams during 2017 were as follows: (i) $242,380 of restricted stock granted on February 24, 2017, (ii) $250,000 of RSUs granted on April 19, 2017 and (iii) $107,441 of RSUs granted on June 1, 2017. The grant date fair value of the restricted stock granted on April 27, 2017 to each of Mr. Harvey and Mr. Schumacher was $74,988. The incremental fair value adjustment in 2017 to Mr. Williams’ restricted shares that he received in 2016 was $208,470.

As of December 31, 2017, our non-employee directors had outstanding the following vested and unvested RSUs, unvested restricted shares and vested phantom shares.

Name	Vested (but unsettled) RSUs (#)	Unvested RSUs (#)	Unvested Restricted Shares (#)	Vested Phantom Shares (#)
Stephen D. Williams	19,210	—	19,370	43,580
Michael Addeo	—	—	—	—
Keith Luh	—	—	—	—
J. Brett Harvey	—	4,166	—	—
Blaine MacDougald	—	—	—	—
Matthew R. Michelini	—	—	—	—
Alan H. Schumacher	—	4,166	—	—
Gareth Turner	—	—	—	—

(3)	Represents amounts paid pursuant to regular quarterly dividends and the November Special Distribution on then unvested Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares and vested but unsettled RSUs, as applicable. See “Director Equity Awards—Award Agreement Modifications” below for a further discussion of these stock awards. These amounts do not include the March Special Distribution, as the grant date fair values of the underlying unvested Tranche A Restricted Shares, Tranche B Restricted Shares and Tranche C Restricted Shares were adjusted in 2017 to take into account the March Special Distribution, with such incremental fair values being reported in the Stock Awards column.

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Director Equity Awards

Restricted Unit Award to Mr. Williams in 2016

We entered into a Restricted Unit Award Agreement with Mr. Williams on April 1, 2016 under which we granted him restricted units pursuant to the 2016 Equity Plan. In connection with the corporate conversion, the restricted units were converted into restricted shares.

Vesting. Subject to Mr. William’s continued service on the relevant vesting date, such restricted shares vest as follows: (i) contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties, 20% of such restricted shares will vest in equal installments on each of the first five anniversaries of the date of grant (“Williams Tranche A Restricted Shares”); (ii) one-third of such restricted shares will vest at such time as the Investors realize an internal rate of return equal to at least 30% and a return on investment in the Company equal to at least 3.5x, in each case, based on the cash proceeds received by the Investors (“Williams Tranche B Restricted Shares”); and (iii) one-third of such restricted shares will vest at such time as the Investors realize an internal rate of return equal to at least 37.5% and a return on investment in the Company equal to at least 4.5x, in each case, based on the cash proceeds received by the Investors (“Williams Tranche C Restricted Shares”). In the event of the termination of Mr. William’s continuous service for any reason, he will forfeit any unvested restricted shares held as of the date of such termination without consideration. In the event of a “Change in Control” (as defined in the 2016 Equity Plan), any unvested Williams Tranche A Restricted Shares held by him shall vest and any unvested Williams Tranche B and Williams Tranche C Restricted Shares shall vest, if at all, based on the Investor’s internal rate of return and return on investment in the Company realized by the Investors based on the cash proceeds received as a result of such transaction. Any Williams Tranche B and Williams Tranche C Restricted Shares that have not vested prior to, or do not become vested at, the time the Investors fully dispose of their investment in the Company shall be forfeited without consideration.

Rights as a Stockholder. Mr. Williams is the record owner of the restricted shares, and, as such, is entitled to all rights of a stockholder, provided that the voting rights with respect to the restricted shares will be exercised by our Compensation Committee and he has executed an irrevocable voting proxy in favor of our Compensation Committee and (other than with respect to the March Special Distribution, as described below) any dividends or distributions payable with respect to the restricted shares shall be subject to the same vesting criteria of the underlying restricted awards and shall be paid to him at such time as the restricted shares vest.

On February 24, 2017, we granted an additional 1,042 restricted units to Mr. Williams, which were converted into 14,531 restricted shares in connection with the corporate conversion. The terms and conditions of these restricted shares, including the vesting terms, are generally consistent with the terms and conditions of the restricted units, which were also converted into restricted shares, previously granted to Mr. Williams on April 1, 2016, as described above. Certain subsequent events have occurred with respect to these restricted shares, as described below under “Award Agreement Modifications.”

Award Agreement Modification

On March 31, 2017, the Board declared a dividend of $3.56 per share on outstanding shares of common stock of the Company. However, with respect to the restricted shares, such distribution was held back in trust pending vesting of the underlying restricted shares. On June 1, 2017, the Compensation Committee approved a modification to the award agreements for the restricted shares granted to certain officers, directors and employees of the Company, including our NEOs and Mr. Williams. The Compensation Committee waived certain conditions to the payout of the March Special Distribution with respect to the restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March Special Distribution were released, and the remaining 50% would not be released until the restricted shares vested in accordance with the vesting terms described above.

In addition, the NEOs and Mr. Williams were permitted to elect to receive the portion of the March Special Distribution released from trust as described above with respect to their then unvested restricted shares (i) 100% in cash; (ii) 50% in cash and 50% in RSUs; or (iii) 100% in RSUs. Mr. Williams elected to receive his amount of $103,217, 100% in RSUs. The number of RSUs was determined based on the closing price of the common stock on May 17, 2017 of $17.05 per share. Therefore, on June 1, 2017, Mr. Williams received 6,053 RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. Such RSUs were fully vested on June 1, 2017 and will be settled in shares of common stock on a one-for-one basis on the earliest of (i) one-third on each of the first three anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee.

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On November 2, 2017, the Board declared a dividend of $11.21 per share on outstanding shares of common stock of the Company (the “November Special Distribution”). With respect to both the Williams Tranche B Restricted Shares and the Williams Tranche C Restricted Shares granted to Mr. Williams on April 1, 2016, the internal rate of return and the return on investment are calculated based on the cash proceeds received by the Investors. Both the Williams Tranche B Restricted Shares and the Williams Tranche C Restricted Shares vested in full in connection with the November Special Dividend, resulting in the restrictions lapsing with respect to 38,742 shares of common stock held by Mr. Williams on November 2, 2017. Mr. Williams received the November Special Distribution with respect to the vested Tranche B Restricted Shares and Tranche C Restricted Shares, but such distribution was held back in trust with respect to the Tranche A Restricted Shares. The funds held in trust with respect to the November Special Distribution for the Tranche A Restricted Shares will not be released until such shares vest in accordance with the vesting terms described above.

Phantom Unit Award to Mr. Williams in 2016

We entered into a Phantom Unit Award Agreement with Mr. Williams on April 1, 2016 that provides for the grant of phantom units under the 2016 Equity Plan. In connection with the corporate conversion, the phantom units under the 2016 Equity Plan were converted into rights to receive shares of common stock.

Settlement. The phantom units were fully vested on April 1, 2016. Each such phantom unit constitutes the right of Mr. Williams to receive 13.9459 shares of common stock on the earlier of (i) a “Change in Control” (as defined in the 2016 Equity Plan) or (ii) April 1, 2021 (together with (i), the “Settlement Date”). On the Settlement Date, we will issue to Mr. Williams 13.9459 shares of common stock for each phantom unit awarded under the agreement.

Rights as a Stockholder. Unless and until the phantom units become settled in shares of our common stock, Mr. Williams will have no rights as the holder thereto. On the Settlement Date, Mr. Williams will become the record owner of the shares of common stock, and, as such, shall be entitled to all rights of a stockholder. If we make a cash distribution on our shares of common stock prior to the Settlement Date, Mr. Williams will receive a lump sum cash payment with respect to such distribution on the Settlement Date.

Restricted Stock Unit Awards to Directors in 2017

On April 19, 2017, Mr. Williams was granted 13,157 RSUs pursuant to an award agreement under the 2017 Equity Plan, which were fully vested on April 19, 2017. The RSUs will be settled in shares of common stock on a one-for-one basis on April 19, 2022 or, if earlier, a “Change in Control” (as defined in the 2017 Equity Plan).

On April 27, 2017, J. Brett Harvey and Alan H. Schumacher, non-employee directors of the Company, were each granted 4,166 RSUs pursuant to award agreements under the 2017 Equity Plan. Subject to the applicable director’s continuing service on the applicable vesting date, the RSUs vest in equal installments on each of the first three anniversaries of April 27, 2017 and will be settled in shares of common stock on a one-for-one basis within ten days following the applicable vesting date.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Pursuant to its written charter, the Audit Committee of the Board of Directors is responsible for reviewing and, subject to certain exceptions, approving or recommending to the Board for approval all related party transactions, including any that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. The Audit Committee, in determining whether to approve a related party transaction, considers various factors, including whether the related party transaction complies with the restrictions set forth in the Company’s asset-based revolving credit agreement and the indenture governing the Company’s outstanding notes, the benefit of the transaction to us, whether it is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Related Person Transactions Entered into by the Company

Other than compensation agreements and other arrangements, which are described under “Executive Compensation” and “Director Compensation,” and the transactions described below, since January 1, 2017, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Walter Energy Restructuring

As part of the Walter Energy Restructuring, the Company purchased certain mining assets from the Walter Energy Debtors pursuant to the Asset Acquisition, which closed on March 31, 2016. In connection with the closing of the Asset Acquisition, certain lenders and noteholders were entitled to receive, on a pro rata basis, a distribution of Class A Units in Warrior Met Coal, LLC. The Apollo Funds received an aggregate of 246,079 Class A Units, the GSO Funds received an aggregate of 157,355 Class A Units, the KKR Funds received an aggregate of 92,963 Class A Units, the Franklin Funds received an aggregate of 110,413 Class A Units, and certain investment funds managed, advised or sub-advised by Caspian Capital LP or its affiliates (such funds, the “Caspian Funds”) received an aggregate of 45,499 Class A Units, in each case in exchange for a portion of the first lien debt of the Walter Energy Debtors held by such fund.

In connection with the Asset Acquisition, we conducted the Rights Offerings, pursuant to which we issued an aggregate of 2,500,004 Class B Units for proceeds of $200 million. Upon the closing of the Rights Offerings, the Apollo Funds were issued an aggregate of 800,376 Class B Units and 103,885 Class A Units, the GSO Funds were issued an aggregate of 517,952 Class B Units and 67,215 Class A Units, the KKR Funds were issued an aggregate of 330,596 Class B Units and 39,733 Class A Units, the Franklin Funds were issued an aggregate of 370,339 Class B Units and 48,030 Class A Units, and the Caspian Funds were issued an aggregate of 150,877 Class B Units and 19,575 Class A Units. The subscription price per Class B Unit issued in the Rights Offerings was $80. The Class A Units were issued as a commitment premium for the backstopping of the Rights Offering to certain lenders by the funds discussed above.

At closing of the Asset Acquisition, we agreed to reserve a small portion of our Class A Units to issue to revolving lenders under the Walter Energy Debtors’ first lien revolving credit facility, to the extent outstanding but undrawn letters of credit issued under such revolving credit facility were subsequently drawn following closing of the Asset Acquisition. As part of these obligations, as revolving lenders who were required to fund amounts drawn on these letters of credit following closing of the Asset Acquisition, (i) the Apollo Funds received an aggregate of 99 Class A Units upon the draw of letters of credit in the aggregate amount of $214,201 and (ii) the Caspian Funds received an aggregate of 128 Class A Units upon the draw of letters of credit in the aggregate amount of $280,080 since the closing of the Asset Acquisition. The letters of credit expired on July 10, 2017.

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Registration Rights

Warrior Met Coal, LLC Amended and Restated Limited Liability Company Agreement

Pursuant to the LLC Agreement, we granted to certain of our members and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended (the “Securities Act”), units in Warrior Met Coal, LLC that were held or acquired by them. The LLC Agreement terminated in connection with the corporate conversion.

•	Demand Rights: Specifically, the LLC Agreement granted the members unlimited “demand” registration rights to request that we register all or part of their units under the Securities Act (including on Form S-3 after a public offering of the equity interests of the Company or its successor in which the net proceeds received by the Company or its successor are at least $50 million (a “Qualified Public Offering”). We were not required to comply with any demand to file a registration statement unless the aggregate gross cash proceeds reasonably expected to be received from the sale of securities requested to be included in the registration statement, for an offering occurring prior to a Qualified Public Offering, is at least $100 million, or for an offering occurring after a Qualified Public Offering, is at least $25 million.

•	Blackout Periods: We had the ability to delay the filing of a registration statement in connection with a demand request for not more than one period of 180 days (or 90 days in the case of a Form S-3 registration statement) in any twelve-month period, subject to certain conditions.

•	Piggyback Registration Rights: The LLC Agreement also granted to the members certain “piggyback” registration rights, which allowed such holders the right to include certain securities in a registration statement filed by us, subject to certain customary exceptions. In connection with the exercise of any “demand” registration rights by any other unit holder possessing such rights, the “piggyback” registration rights were granted to (i) each member that (together with its affiliates) holds at least 5% of the outstanding units and (ii) each of the Principal Stockholders and the Caspian Funds.

•	Underwriters: In connection with any underwritten offering pursuant to the LLC Agreement, the underwriter would be selected: in the case of a “demand” registration, by the member(s) issuing the demand notice (subject to our approval, which will not be unreasonably withheld); and in all other cases (including a “piggyback” registration), by us.

•	Indemnification; Expenses: We agreed to indemnify prospective sellers in an offering pursuant to the LLC Agreement and certain related parties against any losses or damages arising out of or based upon any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such prospective seller sells securities, unless such liability arose out of or is based on such party’s misstatement or omission. The LLC Agreement also provided that we may require each prospective seller, jointly and not severally, as a condition to including any securities in a registration statement filed in accordance with the LLC Agreement, to agree to indemnify us against all losses caused by its misstatements or omissions up to the amount of net proceeds received by such prospective seller upon the sale of the securities giving rise to such losses. We were obligated to pay all registration expenses incidental to our obligations under the LLC Agreement, including legal fees and expenses of a single counsel to the members (subject to a cap) participating in the registration as a group, and the prospective seller was obligated to pay its portion of all underwriting discounts and commissions, if any, relating to the sale of securities under the LLC Agreement.

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Registration Rights Agreement

In connection with the closing of the IPO, we entered into a registration rights agreement relating to our common stock with certain of the selling stockholders (including the Principal Stockholders) containing provisions substantially similar to those registration rights contained in the LLC Agreement described above, except as noted below. Under such registration rights agreement, the holders party thereto continue to have certain demand, piggyback and shelf registration rights relating to the registration of sales of shares of our common stock in the future. Holders or a group of holders party to the registration rights agreement having at least 5% in the aggregate of the outstanding shares of our common stock have unlimited demand rights, provided that we are not required to comply with any demand to file a registration statement unless the aggregate gross cash proceeds reasonably expected to be received from the sale of securities requested to be included in the registration statement is at least $25 million. In addition, in the case of an underwritten offering, each holder party thereto has agreed, if requested by the underwriters in such offering, not to effect any public sale of their shares of common stock for 90 days (or such shorter period as the underwriters may request). The rights of a holder party to the registration rights agreement terminate thereunder once such holder ceases to beneficially own 1% or more of the outstanding shares of our common stock.

Composition of our Board of Managers under the LLC Agreement

Prior to the corporate conversion, pursuant to the LLC Agreement, the Principal Stockholders and the Caspian Funds (collectively, the “Initial Investors”) were granted certain rights with respect to the designation of managers to serve on the board of managers of Warrior Met Coal, LLC. The board of managers was comprised of seven managers, (i) two of whom were designated by the Apollo Funds, (ii) one of whom was designated by each of the GSO Funds, the KKR Funds and the Franklin Funds, (iii) one of whom was our Chief Executive Officer and (iv) one of whom was our Chairman. The LLC Agreement provided for the Initial Investors to have certain rights to appoint managers to the board of managers based on the Initial Investors’ ownership of our outstanding voting securities. Additionally, if the manager serving as our Chief Executive Officer ceased to serve as our Chief Executive Officer, such individual was to automatically resign from our board of managers and be replaced with the individual next serving as Chief Executive Officer, and if the individual serving as our Chairman ceased to serve on our board of managers, his or her seat was to be filled by a replacement selected with the approval of a supermajority of our remaining managers. In connection with the corporate conversion, the LLC Agreement was terminated and the Initial Investors no longer have the nominating rights described above.

Additional Capital Commitment under the LLC Agreement

Pursuant to the LLC Agreement, the members holding Class B Units (the “Class B Members”) irrevocably committed to make additional capital contributions and to purchase additional Class A Units in the Company on a pro rata basis (the “Additional Capital Commitment”). The Additional Capital Commitment was to be called by a supermajority vote of our board of managers, which managers were to include managers appointed by at least two Initial Investors unaffiliated with each other. The terms and conditions of the Additional Capital Commitment were governed by the LLC Agreement and included (among other things) customary transfer restrictions.

The obligations of the Class B Members to make the Additional Capital Commitment automatically terminated upon the earliest to occur of: (i) the date on which the Company has issued Class A Units in the Additional Capital Commitment in one or more transactions for gross proceeds of $100,000,000 in the aggregate, (ii) the five-year anniversary of the Asset Acquisition, (iii) the consummation of a qualified public offering, (iv) a change of control and (v) the affirmative supermajority vote of the board of managers terminating such obligations. Immediately prior to our corporate conversion, the Additional Capital Commitment was terminated upon the affirmative supermajority vote of our board of managers, and all outstanding Class B Units were automatically converted into Class A Units. Such Class A Units in turn were converted into shares of common stock in the corporate conversion.

Certain Transaction with Affiliates of Apollo, KKR and GSO

Apollo Global Securities, LLC (“Apollo Global Securities”), an affiliate of Apollo, and KKR Capital Markets LLC (“KKR Capital Markets”), an affiliate of KKR, were underwriters of the IPO and received a fee of approximately $1.22 million and $1.38 million, respectively. Apollo Global Securities, KKR Capital Markets and Blackstone Advisory Partners L.P. (“Blackstone Advisory Partners”), an affiliate of GSO, acted as co-managers in the private offering of $350.0 million aggregate principal amount of 8.00% Senior Secured Notes due 2024 that closed in November 2017 and each received a fee of approximately $0.24 million. Apollo Global Securities, KKR Capital Markets and Blackstone Advisory Partners also acted as co-managers in the private offering of $125.0 million aggregate principal amount of 8.00% Senior Secured Notes due 2024 that closed on March 1, 2018 and each received a fee of approximately $0.1 million.

Family Relationships

Thomas Chase Richardson, the son of Jack K. Richardson (one of our NEOs), is employed by the Company. Thomas Chase Richardson received total compensation, including certain Company-paid benefits, of $157,206 from the Company during 2017. The Audit Committee reviewed and approved the compensation of Mr. Richardson.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors hereby submits the following report:

•	Management is responsible for the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the consolidated financial statements and a report on the effectiveness of the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2017 with management and Ernst & Young LLP, the Company’s independent auditors.

•	The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

•	The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable rules of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the foregoing review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC.

AUDIT COMMITTEE*

Alan H. Schumacher, Chairman

Keith Luh

Matthew R. Michelini

*	Blaine MacDougald was appointed to the Audit Committee on February 13, 2018, subsequent to the review, discussion and recommendation reflected in the Report of the Audit Committee.

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FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee has approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Ernst & Young LLP has audited our financial statements for the year ended December 31, 2017 and December 31, 2016 and has served as our auditors since the Company’s inception.

The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2017 and December 31, 2016 are set forth below.

	Fiscal Years
	2017	2016
Audit Fees(1)	$1,933,807	$3,786,079
Audit-Related Fees(2)	—	—
Tax Fees(3)	64,222	22,398
All Other Fees(4)	—	—
TOTAL FEES	$1,998,029	$3,808,477

(1)	For fiscal years 2017 and 2016, audit fees included fees associated with the annual audit and reviews of the Company’s quarterly reports on Form 10-Q, as well as services for comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultation and research work necessary to comply with the standards of the PCAOB.

(2)	For fiscal years 2017 and 2016, there were no audit-related fees billed or incurred.

(3)	For fiscal years 2017 and 2016, tax fees included fees for tax compliance services, including the preparation, review and filing of tax returns, and for tax advice and tax planning.

(4)	For fiscal years 2017 and 2016, there were no other fees billed or incurred.

The Audit Committee has concluded that the provision of the non-audit services listed above as “Tax Fees” and “All Other Fees” is compatible with maintaining the auditors’ independence.

Approval of Audit and Non-Audit Services

All audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee annually reviews a detailed list of the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who beneficially own more than 10% of the Company’s Common Stock (“Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) filing requirements applicable to Reporting Persons were complied with during the year ended December 31, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2018 by:

(i)	each of our directors;

(ii)	each of our NEOs listed in the “Summary Compensation Table” on page 41;

(iii)	all of our current directors and executive officers as a group; and

(iv)	each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2018, pursuant to derivative securities, such as options or RSUs, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 53,284,470 shares of common stock outstanding as of March 1, 2018.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Apollo Funds(1)	10,110,015	19.0%
GSO Funds(2)	6,525,826	12.3%
Franklin Funds(3)	4,628,337	8.7%
FMR LLC(4)	4,279,709	8.0%
KKR Funds(5)	4,071,745	7.6%
Named Executive Officers and Directors:
Walter J. Scheller, III(6)	121,041	*
Dale W. Boyles(7)	22,796	*
Kelli K. Gant(8)	39,699	*
Michael T. Madden(9)	39,699	*
Jack K. Richardson(10)	12,258	*
Stephen D. Williams(11)	26,053	*
Michael Addeo	—	—
J. Brett Harvey(12)	1,389	*
Keith Luh	—	—
Blaine MacDougald	—	—
Matthew R. Michelini	—	—
Alan H. Schumacher(13)	4,389	*
Gareth Turner	—	—
All executive officers and directors as a group (14 persons)(14)	271,863	*

*	Represents beneficial ownership of less than 1% of the shares of common stock.

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(1)	Consists of shares of common stock held of record by AESI (Holdings) II, L.P. (“AESI”), Apollo Centre Street Partnership, L.P. (“Centre Street”), Apollo Credit Master Fund Ltd. (“Credit Master Fund”), Apollo Credit Strategies Master Fund Ltd. (“Credit Strategies”), SKSI Real Property Holdings Ltd.(“SKSI Fund”), Apollo Credit Opportunity Fund III AIV I, L.P. (“Credit Opportunity”), Apollo Franklin Partnership L.P. (“Franklin Fund”), Apollo Lincoln Private Credit Fund, L.P. (“Lincoln Fund”), Apollo Special Opportunities Managed Account, L.P. (“SOMA Fund”), Zeus Investments, L.P. (“Zeus LP”), Apollo SPN Investments I (Credit), LLC (“SPN Fund”) and Vulcan Holdings, L.P. (“Vulcan LP”) (collectively, the “Apollo Funds”). Each Apollo Fund disclaims beneficial ownership of all shares of our common stock included above other than the shares of common stock held of record by such Apollo Fund.

The following entities and persons each disclaims beneficial ownership of all of the shares of our common stock held of record by the Apollo Funds, and the following shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose:

Apollo European Strategic Management, LP (“Euro Management”) serves as the investment manager of AESI. Apollo European Strategic Management GP, LLC (“Euro Management GP”) serves as the general partner of Euro Management. Apollo Centre Street Management, LLC (“Centre Street Management”) serves as the investment manager of Centre Street. Apollo ST Fund Management, LLC (“ST Management”) serves as the investment manager of Credit Master Fund and Credit Strategies. Apollo ST Operating LP (“ST Operating”) is the sole member of ST Management. Apollo ST Capital LLC (“ST Capital”) serves as the general partner of ST Operating. ST Management Holdings LLC (“ST Management Holdings”) is the sole member of ST Capital.

Apollo SK Strategic Investments, L.P. (“SK Strategic LP”) is the sole shareholder of SKSI Fund. Apollo SK Strategic Management, LLC (“SK Strategic Management”) serves as the investment manager of SK Strategic LP. Apollo Credit Opportunity Management III LLC (“Credit Opportunity Management”) serves as the investment manager for Credit Opportunity. Apollo Franklin Management, LLC (“Franklin Management”) serves as the investment manager for Franklin Fund and Apollo Lincoln Private Credit Management, LLC (“Lincoln Management”) serves as the investment manager for Lincoln Fund.

Apollo SOMA Advisors, L.P. (“SOMA Advisors”) serves as the general partner of SOMA Fund, and Apollo SOMA Capital Management, LLC (“SOMA Capital Management”) serves as the general partner of SOMA Advisors. Apollo SVF Management, L.P. (“SVF Management”) serves as the investment manager of SOMA Fund, and Apollo SVF Management GP, LLC (“SVF Management GP”) serves as the general partner of SVF Management. Apollo Zeus Strategic Advisors, L.P. (“Zeus Advisors LP”) serves as the general partner of Zeus LP and Apollo Zeus Strategic Advisors, LLC (“Zeus Advisors GP”) serves as the general partner of Zeus Advisors LP. APH Holdings (DC), L.P. (“APH Holdings (DC)”) is the sole member of each of Zeus Advisors GP and SOMA Capital Management. Apollo Principal Holdings IV GP, Ltd. (“Principal IV GP”) serves as the general partner of APH Holdings (DC).

Apollo SPN Investments 1, L.P. (“SPN Investments”) is the sole member of SPN Fund. Apollo SPN Management, LLC (“SPN Management”) serves as the investment manager of SPN Investments.

Apollo Advisors VIII, L.P. (“Advisors VIII”) and Apollo ANRP Advisors, L.P. (“Advisors ANRP”) serve as the general partners of Vulcan LP. Apollo Capital Management VIII, LLC (“Capital Management VIII”) serves as the general partner of Advisors VIII. APH Holdings. L.P. (“APH Holdings”) is the sole member of Capital Management VIII. Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) serves as the general partner of APH Holdings. Apollo ANRP Capital Management, LLC (“ANRP Capital Management”) serves as the general partner of Advisors ANRP. Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ANRP Capital Management. Apollo Principal Holdings I GP, LLC (“Principal I GP”) serves as the general partner of Principal I.

Apollo Capital Management, L.P. (“Capital Management”) is the sole member of each of Euro Management GP, Centre Street Management, Credit Opportunity Management, Franklin Management, Lincoln Management, SVF Management GP and SPN Management, and the sole member-manager of each of ST Management Holdings and SK Strategic Management. Apollo Capital Management GP, LLC (“Capital Management GP”) serves as the general partner of Capital Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member-manager of Capital Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the directors of Principal III GP and Principal IV GP, the managers of Principal I GP and Principal II GP, and the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of shares of our common stock that are held by the Apollo Funds.

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The address of Credit Master Fund, Credit Strategies, SKSI Fund, SK Strategic LP, APH Holdings (DC), Principal IV GP, SPN Investments, APH Holdings and Principal III GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

The address of each of AESI, Centre Street, Centre Street Management, Credit Opportunity, Franklin Fund, Lincoln Fund, SOMA Fund, SOMA Advisors, SOMA Capital Management, Zeus LP, Zeus Advisors LP, Zeus Advisors GP, Vulcan LP, Advisors VIII, Capital Management VIII, Advisors ANRP, ANRP Capital Management, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.

The address of each of Euro Management, Euro Management GP, ST Management, ST Operating, ST Capital, ST Management Holdings, SK Strategic Management, Credit Opportunity Management, Franklin Management, Lincoln Management, SVF Management, SVF Management GP, SPN Investments, SPN Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP is 9 W. 57th Street, 43rd Floor, New York, New York 10019. This information is based solely upon our review of a Schedule 13G filed by the Apollo Funds with the SEC on February 14, 2018, reporting beneficial ownership as of December 31, 2017.

(2)	Includes (i) 1,661,877 shares of record held by GSO Special Situations Fund LP (“Special Situations Fund”), (ii) 1,466,215 shares held of record by GSO SSOMF Locomotive Blocker Ltd. (“SSOMF Fund”), (iii) 168,955 shares held of record by Steamboat Locomotive Blocker Ltd. (“Steamboat Fund”), (iv) 191,190 shares held of record by GSO ADGM Locomotive Blocker Ltd. (“ADGM Fund”), (v) 353,325 shares held of record by GSO Cactus Credit Opportunities Fund LP (“Cactus Fund”), (vi) 401,575 shares held of record by GSO Churchill Partners LP (“Churchill Fund”), (vii) 154,269 shares held of record by GSO Coastline Credit Partners LP (“Coastline Fund”), (viii) 54,148 shares held of record by GSO Credit-A Partners LP (“Credit-A Fund”), (ix) 530,171 shares held of record by GSO Palmetto Opportunistic Investment Partners LP (“Palmetto Fund”), (x) 939,550 shares held of record by GSO Credit Alpha Fund AIV-2 LP (“COCA AIV-2 Fund”) and (xi) 604,551 shares held of record by FS Global Credit Opportunities Fund (“FS Fund” and, collectively, the “Specified GSO Funds”).

FS Global Advisor, LLC (“FS Advisor”) serves as the investment adviser of FS Fund, and in that respect holds discretionary investment authority for it. Michael C. Forman is the Chief Executive Officer and a Manager of FS Advisor. David J. Adelman is a Manager of FS Advisor. As a result of the foregoing, each of Messrs. Forman and Adelman are control persons of FS Advisor.

GSO Special Situations Overseas Master Fund Ltd. is the sole shareholder of SSOMF Fund. Steamboat Credit Opportunities Intermediate Fund LP is the sole shareholder of Steamboat Fund. GSO Aiguille des Grands Montets Fund I LP, GSO Aiguille des Grands Montets Fund II LP and GSO Aiguille des Grands Montets Fund III LP are the shareholders of ADGM Fund. GSO Churchill Associates LLC is the general partner of Churchill Fund. GSO Credit-A Associates LLC is the general partner of Credit-A Fund. GSO Palmetto Opportunistic Associates LLC is the general partner of Palmetto Fund. GSO Credit Alpha Associates LLC is the general partner of COCA AIV-2 Fund. GSO Holdings I L.L.C. is the managing member of each of GSO Churchill Associates LLC, GSO Credit-A Associates LLC, GSO Palmetto Opportunistic Associates LLC and GSO Credit Alpha Associates LLC. Blackstone Holdings I L.P. (“Blackstone I”) is the managing member of GSO Holdings I L.L.C. with respect to the shares beneficially owned by GSO Credit Alpha Associates LLC. Blackstone Holdings II L.P. (“Blackstone II”) is the managing member of GSO Holdings I L.L.C. with respect to shares beneficially owned by GSO Churchill Associates LLC, GSO Credit-A Associates LLC and GSO Palmetto Opportunistic Associates LLC.

GSO Capital Partners LP (“GSO Capital Partners”) is the investment manager or advisor with respect to the shares of the Company held by Special Situations Fund, SSOMF Fund, Steamboat Fund, ADGM Fund, Cactus Fund and Coastline Fund. Additionally, GSO Capital Partners LP acts as the non-discretionary investment sub-adviser to, and votes at the direction of, FS Advisor with respect to the securities held by FS Fund. GSO Advisor Holdings L.L.C. (“GSO Advisor”) is the special limited partner of GSO Capital Partners with the investment and voting power over the securities beneficially owned by GSO Capital Partners. Blackstone I is the sole member of GSO Advisor. Blackstone Holdings I/II GP Inc. (“Blackstone I/II GP”) is the general partner of Blackstone I and Blackstone II. The Blackstone Group L.P. (“Blackstone Group”) is the controlling shareholder of Blackstone I/II GP. Blackstone Group Management L.L.C. (“Blackstone Group Management”) is the general partner of Blackstone Group. Blackstone Group Management is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman.

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In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the shares held by the Specified GSO Funds. Each of the foregoing individuals and entities disclaims beneficial ownership of the shares directly held by the Specified GSO Funds (other than the Specified GSO Funds to the extent of their direct holdings).

The address of FS Fund, FS Advisor and Messrs. Forman and Adelman is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. The business address for each of the other individuals and entities named herein is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154. This information is based solely upon our review of a Schedule 13G filed by the Specified GSO Funds with the SEC on February 14, 2018, reporting beneficial ownership as of December 31, 2017.

(3)	Consists of shares beneficially owned by one or more open-ended investment companies or other managed accounts that are investment management clients of Franklin Mutual and/or Franklin Advisory Services, LLC (“FAS”), each an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to Franklin Mutual or FAS investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats Franklin Mutual or FAS as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each of Franklin Mutual and FAS reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted.

The voting and investment powers held by Franklin Mutual and FAS are exercised independently from FRI and from all other investment management subsidiaries of FRI and their other affiliates. Furthermore, internal policies and procedures of Franklin Mutual, FAS and FRI establish informational barriers that prevent the flow between Franklin Mutual and FAS, on the one hand, and the FRI affiliates, on the other hand, of information that relates to the voting and investment powers over the securities owned by their respective investment management clients. Consequently, Franklin Mutual and FAS report the securities over which they hold investment and voting power separately from the FRI affiliates for purposes of Section 13 of the Exchange Act. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. However, because Franklin Mutual and FAS exercise voting and investment powers on behalf of their investment management clients independently of FRI, beneficial ownership of the securities reported by Franklin Mutual and FAS is not attributed to Charles B. Johnson or Rupert H. Johnson, Jr.

The address of Franklin Mutual is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. This information is based solely upon our review of a Schedule 13G filed by Franklin Mutual with the SEC on February 5, 2018, reporting beneficial ownership as of December 31, 2017.

(4)	Consists of shares beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC.

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Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. This information is based solely upon our review of a Schedule 13G filed by FMR LLC with the SEC on February 13, 2018, reporting beneficial ownership as of December 29, 2017.

(5)	Includes the shares of record held in funds or client accounts for which KKR Credit Advisors (US) LLC serves as an investment advisor. Each of (i) Kohlberg Kravis Roberts & Co. L.P. (as the sole member of KKR Credit Advisors (US) LLC), (ii) KKR Management Holdings L.P. (as the general partner of Kohlberg Kravis Roberts & Co. L.P.), (iii) KKR Management Holdings Corp. (as the general partner of KKR Management Holdings L.P.), (iv) KKR Group Holdings L.P. (as the sole shareholder of KKR Management Holdings Corp.), (v) KKR Group Limited (as the general partner of KKR Group Holdings L.P.), (vi) KKR & Co. (as the sole shareholder of KKR Group Limited) and (vii) KKR Management LLC (as the general partner of KKR & Co.) may also be deemed to be the beneficial owner of the securities held by KKR Credit Advisors (US) LLC, but each disclaims beneficial ownership of such securities. As the designated members of KKR Management LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held in funds or client accounts for which KKR Credit Advisors (US) LLC serves as the investment advisor, but each disclaims beneficial ownership of such securities.

The address for KKR Credit Advisors (US) LLC is 555 California Street, 50th Floor, San Francisco, California 94104. The address for all other entities noted above and for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025. This information is based solely upon our review of a Schedule 13G filed by KKR Credit Advisors (US) LLC with the SEC on February 13, 2018, reporting beneficial ownership as of December 31, 2017.

(6)	Includes 24,515 shares underlying RSUs granted to Mr. Scheller under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earlier of: (i) one-third on each of the first three anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Mr. Scheller’s separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Mr. Scheller. Does not include 78,445 Tranche A Shares, which will vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties, and for which the executive does not possess voting rights.

(7)	Does not include 15,689 Tranche A Shares, which will vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties, and for which the executive does not possess voting rights.

(8)	Includes 7,263 shares underlying RSUs granted to Ms. Gant under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earlier of: (i) one-third on each of the first three anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Ms. Gant’s separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Ms. Gant. Does not include 23,243 Tranche A Shares, which will vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties, and for which the executive does not possess voting rights.

(9)	Includes 7,263 shares underlying RSUs granted to Mr. Madden under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earlier of: (i) one-third on each of the first three anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Mr. Madden’s separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Mr. Madden. Does not include 23,243 Tranche A Shares, which will vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties, and for which the executive does not possess voting rights.

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(10)	Includes 12,258 shares underlying RSUs granted to Mr. Richardson under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earlier of: (i) one-third on each of the first three anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Mr. Richardson’s separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Mr. Richardson. Does not include 39,225 Tranche A Shares, which will vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties, and for which the executive does not possess voting rights.

(11)	Includes 6,053 shares underlying RSUs granted to Mr. Williams under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earlier of: (i) one-third on each of the first three anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Mr. Williams’ separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Mr. Williams. Does not include 13,157 shares underlying RSUs granted to Mr. Williams under our 2017 Equity Incentive Plan, which have vested, but for which settlement will not occur until the earlier of: (i) a “Change in Control” (as defined in the 2016 Equity Plan); or (ii) the fifth anniversary of the date of the grant. Also does not include 43,580 shares relating to a phantom unit award granted to Mr. Williams under our 2016 Equity Plan, which has vested but for which settlement will not occur until the earlier to occur of (i) a “Change in Control” (as defined in the 2017 Equity Plan); or (ii) the fifth anniversary of the grant date. Also does not include 19,370 Tranche A Shares, which will vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the units (as converted into shares) originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties, and for which the executive does not possess voting rights.

(12)	Includes 1,389 shares underlying RSUs that vest within 60 days of March 1, 2018.

(13)	Includes 1,389 shares underlying RSUs that vest within 60 days of March 1, 2018.

(14)	Includes shares underlying RSUs that are currently vested or vest within 60 days of March 1, 2018 as described in footnotes (6) and (8)-(13).

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OTHER MATTERS

As of the date of this Proxy Statement, the Board and management do not know of any business which will be presented for consideration at the Annual Meeting other than those matters specified herein and in the Notice of Annual Meeting of Stockholders. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals must conform to the requirements of the SEC and the Company’s Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in the proxy statement for the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Any stockholder intending to present a proposal for inclusion in the proxy statement for the 2019 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 12, 2018, for possible inclusion in the proxy statement. If the date of the 2019 Annual Meeting changes by more than 30 days from April 24, 2019, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2019 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2019 Annual Meeting. The Company will determine whether to include a proposal in the 2019 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at the 20196 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2019 Annual Meeting will be considered timely if it is received no earlier than November 12, 2018 and no later than December 12, 2018. If the date of the 2019 Annual Meeting is advanced by more than 30 days or is delayed by more than 60 days from March 12, 2019, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2019 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s Bylaws. We will not entertain any proposals or nominations at the 2019 Annual Meeting that do not meet the requirements set forth in our Bylaws. The Bylaws are posted in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link). To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02RTJF 1 U P X + Warrior Met Coal, Inc. 2018 Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A For Against Abstain 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION 01 - Walter J. Scheller, III 04 - J. Brett Harvey 07 - Matthew R. Michelini 02 - Stephen D. Williams 05 - Keith W. Luh 08 - Alan H. Schumacher 03 - Michael A. Addeo 06 - Blaine D. MacDougald 09 - Gareth N. Turner 1. Election of Directors: Proposals — The Board of Directors recommends a vote FOR all the nominees listed, for EVERY YEAR for Proposal 2, and FOR Proposal 3. 1 Year 2 Years 3 Years Abstain 2. To approve, on an advisory basis, the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers. For Withhold For Withhold For Withhold Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 23, 2018. Vote by Internet • Go to www.envisionreports.com/HCC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

. Notice of 2018 Annual Meeting of Shareholders Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036-6745 Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2018 Stephen D. Williams and Kelli K. Gant, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held on April 24, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all of the listed nominees as directors (Proposal 1), for EVERY YEAR as the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 (Proposal 3). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Warrior Met Coal, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q